Exhibit 1.1

REALTY INCOME CORPORATION
(a Maryland Corporation)

8,800,000 Shares of 6.75% Monthly Income Class E Cumulative Redeemable Preferred Stock
(Par Value $1.00 Per Share)
(Liquidation Preference $25.00 Per Share)

PURCHASE AGREEMENT

November 30, 2006

i

REALTY INCOME CORPORATION
(a Maryland corporation)

8,800,000 Shares of 6.75% Monthly Income Class E Cumulative Redeemable Preferred Stock
(Par Value $1.00 Per Share)
(Liquidation Preference $25.00 Per Share)

PURCHASE AGREEMENT

November 30, 2006

Citigroup Global Markets Inc.

Merrill Lynch, Pierce, Fenner & Smith
                            Incorporated

Wachovia Capital Markets, LLC

As Representatives of the several Underwriters

c/o Citigroup Global Markets Inc.
388 Greenwich Street
New York, New York  10013

Ladies and Gentlemen:

Realty Income Corporation, a Maryland corporation (the “Company”), confirms its agreement with the underwriters named in Schedule A hereto (the “Underwriters” which term shall also include any underwriter substituted as hereinafter provided in Section 10 hereof), for whom Citigroup Global Markets Inc. (“Citigroup”), Merrill Lynch, Pierce, Fenner & Smith Incorporated (“Merrill Lynch”), and Wachovia Capital Markets, LLC (“Wachovia”) are acting as representatives (Citigroup, Merrill Lynch, and Wachovia, in such capacities, are hereafter called the “Representatives”), with respect to the sale by the Company and the purchase by the Underwriters, acting severally and not jointly, of the respective numbers of shares of the 6.75% Monthly Income Class E Cumulative Redeemable Preferred Stock, par value $1.00 per share, of the Company (the “Class E Preferred Stock”), set forth in said Schedule A.  The aforesaid 8,800,000 shares of Class E Preferred Stock to be purchased by the Underwriters are hereinafter called, the “Securities.”  The terms of the Securities will be set forth in articles supplementary (the “Articles Supplementary”) to be filed by the Company with the State Department of Assessments and Taxation of Maryland (the “SDAT”).

The Company understands that the Underwriters propose to make a public offering of the Securities as soon as the Representatives deem advisable after this Agreement has been executed and delivered.

The Company has filed with the Securities and Exchange Commission (the “Commission”) an automatic shelf registration statement on Form S-3 (No. 333-133241) (the “Current Registration Statement”) for the registration of shares of its common stock, par value

$1.00 per share (the “Common Stock”), shares of its preferred stock (including the Securities), par value $1.00 per share (the “Preferred Stock”), and its debt securities under the Securities Act of 1933, as amended (the “1933 Act”), including the related preliminary prospectus or prospectuses.  Promptly after execution and delivery of this Agreement, the Company will prepare and file a final prospectus supplement and the Base Prospectus (as hereinafter defined) in accordance with the provisions of Rule 430B (“Rule 430B”) of the rules and regulations of the Commission under the 1933 Act (the “1933 Act Regulations”) and paragraph (b) of Rule 424 (“Rule 424(b)”) of the 1933 Act Regulations.  Any information included in such final prospectus supplement or the Base Prospectus that was omitted from the Current Registration Statement at the time it became effective but that is deemed to be part of and included in the Current Registration Statement pursuant to paragraph (f) of Rule 430B under the 1933 Act Regulations is referred to as the “Rule 430B Information.”  Each prospectus, together with the related prospectus supplement, relating to the Securities that omitted the Rule 430B Information or that was captioned “Subject to Completion” or “Preliminary” (or a similar caption) that was used after the date on which the Current Registration Statement first became effective and prior to the execution and delivery of this Agreement is herein called, together with the documents incorporated or deemed to be incorporated by reference therein pursuant to Item 12 of Form S-3 under the 1933 Act, a “preliminary prospectus,” and all references herein to any “preliminary prospectus” shall be deemed to include the Statutory Prospectus (as hereinafter defined).  The Current Registration Statement, at any given time, including the amendments thereto at such time, the exhibits and any schedules thereto at such time, if any, and documents incorporated and deemed to be incorporated by reference therein pursuant to Item 12 of Form S-3 under the 1933 Act at such time, and the documents and information (including, without limitation, any 430B Information) otherwise deemed to be a part thereof or included therein by the 1933 Act Regulations at such time, are hereinafter called, collectively, the “Registration Statement.”  The prospectus dated April 12, 2006 (the “Base Prospectus”) and the final prospectus supplement relating to the offering of the Securities, including the documents incorporated and deemed to be incorporated by reference therein pursuant to Item 12 of Form S-3 under the 1933 Act, in the form first furnished (electronically or otherwise) to the Underwriters for use in connection with the offering of the Securities (whether to meet the requests of purchasers pursuant to Rule 173 under the 1933 Act Regulations or otherwise) or, if not furnished to the Underwriters, in the form first filed by the Company pursuant to Rule 424(b), are herein called, collectively, the “Prospectus.”  For purposes of this Agreement, all references to the Registration Statement, any preliminary prospectus, the Statutory Prospectus, the Prospectus or any Issuer Free Writing Prospectus (as hereinafter defined) or any amendment or supplement to any of the foregoing shall be deemed to include any copy filed with the Commission pursuant to its Electronic Data Gathering, Analysis and Retrieval system (“EDGAR”).

All references in this Agreement to financial statements and schedules and other information which is “described,” “disclosed,” “contained,” “included” or “stated” in the Registration Statement, any preliminary prospectus, the Statutory Prospectus or the Prospectus (or other references of like import) shall be deemed to mean and include all such financial statements and schedules and other information which is incorporated or deemed to be incorporated by reference in, or otherwise deemed by the 1933 Act Regulations (including, without limitation, Rule 430B(f) of the 1933 Act Regulations) to be a part of or included in, the Registration Statement, such preliminary prospectus, the Statutory Prospectus or the Prospectus, as the case may be; and all references in this Agreement to amendments or supplements to the

Registration Statement, any preliminary prospectus, the Statutory Prospectus or the Prospectus shall be deemed to mean and include the filing of any document under the Securities Exchange Act of 1934, as amended (the “1934 Act”), which is incorporated or deemed to be incorporated by reference in the Registration Statement, such preliminary prospectus, the Statutory Prospectus or the Prospectus, as the case may be.

All references in this Agreement to properties or improvements “owned by” or “of” the Company or any of its subsidiaries shall be deemed to mean and include all properties and improvements which are leased by the Company or any of its subsidiaries, as lessee.

SECTION 1.  Representations and Warranties.

(a)           Representations and Warranties by the Company.  The Company represents and warrants to each Underwriter as of the date hereof, as of the Applicable Time referred to in Section 1(a)(i) hereof, and as of the Closing Time referred to in Section 2(b) hereof, and agrees with each Underwriter, as follows:

(i)            Compliance with Registration Requirements.  (A) At the time that the Registration Statement was originally filed, (B) at the time of the most recent amendment thereto for the purposes of complying with Section 10(a)(3) of the 1933 Act (whether such amendment was by post-effective amendment, incorporated report filed pursuant to Section 13 or 15(d) of the 1934 Act or form of prospectus), (C) at the time the Company or any person acting on its behalf (within the meaning, for this clause only, of Rule 163(c) of the 1933 Act Regulations) made any offer relating to the Securities in reliance on the exemption of Rule 163 of the 1933 Act Regulations and (D) at the date hereof, the Company (x) was and is a “well-known seasoned issuer” as defined in Rule 405 of the 1933 Act Regulations (“Rule 405”) and (y) was not and is not an “ineligible issuer” as defined in Rule 405.  The Registration Statement is an “automatic shelf registration statement,” as defined in Rule 405, and the Securities, since their registration on the Registration Statement, have been and remain eligible for registration by the Company on an “automatic shelf registration statement” as defined in Rule 405.  The Company has not received from the Commission any notice pursuant to Rule 401(g)(2) of the 1933 Act Regulations (“Rule 401(g)(2)”) objecting to the use of the automatic shelf registration statement form.  At the earliest time after the original filing of the Registration Statement that the Company or another offering participant (with respect to the offering contemplated hereby) made a bona fide offer (within the meaning of Rule 164(h)(2) of the 1933 Act Regulations) of the Securities, the Company was not an “ineligible issuer,” as defined in Rule 405.

The Registration Statement became effective upon filing under Rule 462(e) of the 1933 Act Regulations (“Rule 462(e)”) on April 12, 2006, and any post-effective amendment thereto also became effective upon filing under Rule 462(e).  No stop order suspending the effectiveness of the Registration Statement has been issued under the 1933 Act and no proceedings for that purpose have been instituted or are pending or, to the knowledge of the Company, are contemplated by the Commission, and any request on the part of the Commission for additional information has been complied with.

Any offer that was a written communication relating to the Securities made by the Company or any person acting on its behalf (within the meaning, for this paragraph only, of Rule 163(c) of the 1933 Act Regulations) prior to the time that the Registration Statement was originally filed has been filed with the Commission in accordance with the exemption provided by Rule 163 of the 1933 Act Regulations (“Rule 163”) and otherwise complied with the requirements of Rule 163, including without limitation the legending requirement, to qualify such offer for the exemption from Section 5(c) of the 1933 Act provided by Rule 163.

At the respective times the Registration Statement originally became effective and any amendment thereto became effective, at the time the Company’s most recent Annual Report on Form 10-K was filed with the Commission, at each “new effective date” with respect to the Underwriters pursuant to Rule 430B(f)(2) of the 1933 Act Regulations, and at the Closing Time, the Registration Statement and any amendments and supplements thereto complied and will comply in all material respects with the applicable requirements of the 1933 Act, the 1933 Act Regulations, the Trust Indenture Act of 1939, as amended (the “1939 Act”), and the rules and regulations of the Commission under the 1939 Act (the “1939 Act Regulations”), and did not and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, and, at the date hereof and at the Closing Time, neither the Prospectus nor any amendments or supplements thereto contained or will contain any untrue statement of a material fact or omitted or will omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

Each preliminary prospectus and Prospectus filed as part of the Registration Statement as originally filed or as part of any amendment thereto, or filed pursuant to Rule 424 under the 1933 Act, complied when so filed in all material respects with the 1933 Act and the 1933 Act Regulations and, if applicable, each preliminary prospectus and the Prospectus delivered to the Underwriters for use in connection with this offering was identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T of the Commission.

As of the Applicable Time, neither (x) all Issuer General Use Free Writing Prospectuses (as defined below) issued at or prior to the Applicable Time, the Statutory Prospectus and the information included on Schedule C hereto, all considered together (collectively, the “General Disclosure Package”), nor (y) any individual Issuer Limited Use Free Writing Prospectus, when considered together with the General Disclosure Package, included or will include any untrue statement of a material fact or omitted or will omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

As used in this subsection and elsewhere in this Agreement:

“Applicable Time” means 11:35 a.m. (New York time) on November 30, 2006 or such other time as agreed by the Company and Citigroup.

“Issuer Free Writing Prospectus” means any “issuer free writing prospectus,” as defined in Rule 433 of the 1933 Act Regulations (“Rule 433”), relating to the Securities that (i) is required to be filed with the Commission by the Company, (ii) is a “road show that is a written communication” within the meaning of Rule 433(d)(8)(i), whether or not required to be filed with the Commission, or (iii) is exempt from filing pursuant to Rule 433(d)(5)(i) because it contains a description of the Securities or of the offering that does not reflect the final terms, in each case in the form filed or required to be filed with the Commission or, if not required to be filed, in the form retained in the Company’s records pursuant to Rule 433(g).

“Issuer General Use Free Writing Prospectus” means any Issuer Free Writing Prospectus that is intended for general distribution to prospective investors, as evidenced by its being specified in Schedule D hereto.

“Issuer Limited Use Free Writing Prospectus” means any Issuer Free Writing Prospectus that is not an Issuer General Use Free Writing Prospectus.

“Statutory Prospectus” means the Base Prospectus and the preliminary prospectus dated November 29, 2006 relating to the Securities, including the documents incorporated and deemed to be incorporated by reference therein pursuant to Item 12 of Form S-3 under the 1933 Act, in the form first furnished (electronically or otherwise) to the Underwriters for use in connection with the offering of the Securities.

Each Issuer Free Writing Prospectus, as of its issue date and at all subsequent times through the completion of the public offer and sale of the Securities or until any earlier date that the Company notified or notifies Citigroup as described in Section 3(f), did not, does not and will not include any information that conflicted, conflicts or will conflict with the information contained in the Registration Statement, the Statutory Prospectus or the Prospectus, including any document incorporated by reference therein that has not been superseded or modified.

The representations and warranties in this subsection 1(a)(i) shall not apply to statements in or omissions from the Registration Statement, the Prospectus or any Issuer Free Writing Prospectus made in reliance upon and in conformity with written information furnished to the Company by any Underwriter through the Representatives expressly for use therein.

(ii)           Incorporated Documents.  The documents incorporated or deemed to be incorporated by reference in the Registration Statement, the General Disclosure Package and the Prospectus, at the time they were or hereafter are filed with the Commission, complied and will comply in all material respects with the requirements of the 1934 Act and the rules and regulations of the Commission thereunder (the “1934 Act Regulations”), and, when read together with the other information in the General Disclosure Package and the Prospectus, (a) at the time the Registration Statement first became effective, (b) at the time the Company’s most recent Annual Report on Form 10-K was filed with the Commission, (c) at each “new effective date” with respect to the Underwriters pursuant to Rule 430B(f)(2) of the 1933 Act Regulations, (d) at the

date hereof, and (e) at the Closing Time, did not and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(iii)          Independent Accountants.  The accountants who certified the financial statements and supporting schedules included in the Registration Statement, the General Disclosure Package and the Prospectus are independent public accountants as required by the 1933 Act and the 1933 Act Regulations.

(iv)          Financial Statements.  The consolidated financial statements of the Company included in the Registration Statement, the General Disclosure Package and the Prospectus, together with the related schedule and notes, present fairly the financial position of the Company and its subsidiaries at the dates indicated and the consolidated statements of income, stockholders’ equity and cash flows of the Company and its subsidiaries for the periods specified; said consolidated financial statements have been prepared in conformity with generally accepted accounting principles (“GAAP”) applied on a consistent basis throughout the periods involved.  The supporting schedules included in the Registration Statement present fairly in accordance with GAAP the information required to be stated therein.  The selected financial data, if any, and summary financial information, if any, included in the General Disclosure Package and the Prospectus present fairly the information shown therein and have been compiled on a basis consistent with that of the audited financial statements included in the Registration Statement.  The Company’s ratios of earnings to fixed charges and, if applicable, ratios of earnings to combined fixed charges and preferred stock dividends (actual and, if any, pro forma) included in the General Disclosure Package and the Prospectus have been calculated in compliance with Item 503(d) of Regulation S-K of the Commission.  All disclosures contained in the Registration Statement, the General Disclosure Package and the Prospectus regarding “non-GAAP financial measures” (as such term is defined by the rules and regulations of the Commission) comply with Regulation G under the 1934 Act and Item 10 of Regulation S-K of the 1933 Act Regulations, to the extent applicable.

(v)           No Material Adverse Change in Business.  Since the respective dates as of which information is given in the Registration Statement, the General Disclosure Package and the Prospectus, except as otherwise stated therein, (A) there has been no material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise (a “Material Adverse Effect”), whether or not arising in the ordinary course of business, (B) there have been no transactions entered into by the Company or any of its subsidiaries, other than those in the ordinary course of business, which are material with respect to the Company and its subsidiaries considered as one enterprise, and (C) except for regular monthly distributions on the Common Stock in amounts per share that are consistent with past practice and regular monthly dividends on the Company’s 7.375% Monthly Income Class D Cumulative Redeemable Preferred Stock, par value $1.00 per share (the “Class D Preferred Stock”), there has been no dividend or distribution of any kind declared, paid or made by the Company on any class of its stock.

(vi)          Good Standing of the Company.  The Company is a corporation duly organized and validly existing under the laws of the State of Maryland and is in good standing with the State Department of Assessments and Taxation of Maryland and has corporate power and authority to own, lease and operate its properties and to conduct its business as described in the General Disclosure Package and the Prospectus and to enter into and perform its obligations under this Agreement and the Articles Supplementary; and the Company is duly qualified as a foreign corporation to transact business and is in good standing in each other jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure so to qualify or to be in good standing would not result in a Material Adverse Effect.

(vii)         Good Standing of Subsidiaries.  The only subsidiaries of the Company are the subsidiaries listed on Schedule F hereto and Schedule F accurately sets forth whether each such subsidiary is a corporation, limited or general partnership or limited liability company and the jurisdiction of organization of each such subsidiary, and the Company does not hold any equity interest in any corporation, limited liability company, partnership, business trust, joint venture or entity other than such subsidiaries.  The limited liability companies listed on Schedule F are hereinafter called the “LLC Subsidiaries.”  Each subsidiary of the Company has been duly organized and is validly existing as a partnership, limited liability company, business trust or corporation, as the case may be, in good standing under the laws of the state of its organization and has power and authority as a partnership, limited liability company, business trust or corporation, as the case may be, to own, lease and operate its properties and to conduct its business as described in the General Disclosure Package and the Prospectus; each such subsidiary is duly qualified as a foreign partnership, limited liability company, business trust or corporation, as the case may be, to transact business and is in good standing in each other jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure so to qualify or to be in good standing would not result in a Material Adverse Effect; except as otherwise disclosed in the General Disclosure Package and the Prospectus, all of the issued and outstanding partnership interests, limited liability company interests, business trust interests and shares of capital stock, as the case may be, of each such subsidiary have been duly authorized (if applicable) and validly issued and are fully paid and are non-assessable (except to the extent that the general partners of subsidiaries which are partnerships may be liable for the obligations of such partnerships) and are owned by the Company, directly or through subsidiaries, free and clear of any security interest, mortgage, pledge, lien, encumbrance, claim or equity; none of the outstanding partnership interests, limited liability company interests, business trust interests or shares of capital stock, as the case may be, of such subsidiaries were issued in violation of preemptive or other similar rights arising by operation of law, under the partnership agreement, declaration of trust or trust agreement, limited liability company agreement (or other similar agreement) or charter or bylaws, as the case may be, of any such subsidiary or under any agreement or instrument to which the Company or any such subsidiary is a party. No subsidiary of the Company identified with an asterisk on Schedule F hereto has an investment in any properties greater than $5 million in the aggregate and no such subsidiary conducts any business or operations other than holding such properties.

(viii)        Capitalization.  The authorized stock of the Company and the issued and outstanding stock of the Company are as set forth in the line items “Preferred Stock and paid in capital” and “Common Stock and paid in capital” set forth in the consolidated balance sheet as of September 30, 2006 contained in the Company’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2006 (except for the issuance and sale of an aggregate of 6,900,000 shares of Common Stock pursuant to the Purchase Agreement dated October 18, 2006 among the Company and the representatives of the several underwriters named therein, and subsequent issuances, if any, pursuant to this Agreement, pursuant to employee benefit plans referred to in the Prospectus or pursuant to the exercise of options referred to in the Prospectus).

(ix)           Authorization of Agreement.  This Agreement has been duly authorized, executed and delivered by the Company.

(x)            Authorization of Capital Stock.  The shares of issued and outstanding Common Stock and Class D Preferred Stock have been duly authorized and validly issued and are fully paid and non-assessable; none of the outstanding shares of Common Stock or Class D Preferred Stock was issued in violation of preemptive or other similar rights arising by operation of law, under the charter or bylaws of the Company, under any agreement or instrument to which the Company or any of its subsidiaries is a party or otherwise, and the Common Stock and the Class D Preferred Stock conform to all statements relating thereto contained or incorporated by reference in the General Disclosure Package and the Prospectus and such statements conform to the rights set forth in the instruments defining the same.

(xi)           Absence of Defaults and Conflicts.  Neither the Company nor any of its subsidiaries is in violation of its charter or bylaws, its partnership agreement, declaration of trust or trust agreement, or its limited liability company agreement (or other similar agreement), as the case may be, or in default in the performance or observance of any obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, deed of trust, loan or credit agreement, note, lease or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which any of them may be bound or to which any of the respective properties or assets of the Company or any subsidiary is subject (collectively, “Agreements and Instruments”), except for such defaults that would not have a Material Adverse Effect; and the execution, delivery and performance of this Agreement and the Articles Supplementary and the consummation of the transactions contemplated herein and therein (including the issuance and sale of the Securities and the use of the proceeds from the sale of the Securities as described in the Statutory Prospectus and the Prospectus under the caption “Use of Proceeds”) and compliance by the Company with its obligations hereunder and thereunder have been duly authorized by all necessary corporate action and do not and will not, whether with or without the giving of notice or passage of time or both, conflict with or constitute a breach of, or default or Repayment Event (as defined below) under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any subsidiary pursuant to, any Agreement or Instrument, except for such conflicts, breaches or defaults or liens, charges or encumbrances that, individually or in the aggregate, would not have a Material Adverse Effect, nor will such action result in any violation of the provisions of the charter or bylaws of the Company or any applicable law, rule, regulation, or governmental or court judgment, order, writ or decree.  As used herein, a “Repayment Event” means any event or condition which gives the holder of any note, debenture or other evidence of indebtedness (or any person acting on such holder’s behalf) the right to require the repurchase, redemption or repayment of all or a portion of such indebtedness by the Company or any subsidiary of the Company or any of its subsidiaries.

(xii)          Absence of Labor Dispute.  No labor dispute with the employees of the Company or any subsidiary of the Company exists or, to the best knowledge of the Company, is imminent; and the Company is not aware of any existing or imminent labor disturbance by the employees of any of its or any subsidiary’s tenants, which, in either case, could reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect.

(xiii)         Absence of Proceedings.  The Company has not received any notice of any action, suit, proceeding, inquiry or investigation before or by any court or governmental agency or body, domestic or foreign, and, to the best knowledge of the Company, there is no such proceeding now pending or threatened, against or affecting the Company or any of its subsidiaries, which is required to be disclosed in the Registration Statement, the Statutory Prospectus or the Prospectus (other than as disclosed therein), or which could reasonably be expected to result in a Material Adverse Effect, or which could reasonably be expected to materially and adversely affect the consummation of this Agreement or the performance by the Company of its obligations under this Agreement, the Securities or the Articles Supplementary; the aggregate of all pending legal or governmental proceedings to which the Company or any subsidiary is a party or of which any of their respective property or assets is the subject which are not described in the Registration Statement, the Statutory Prospectus or the Prospectus, including ordinary routine litigation incidental to the business, could not reasonably be expected to result in a Material Adverse Effect.

(xiv)        Accuracy of Exhibits.  There are no contracts or documents which are required to be described in the Registration Statement, the Statutory Prospectus or the Prospectus or the documents incorporated by reference therein or to be filed as exhibits thereto which have not been so described and/or filed as required.

(xv)         Possession of Intellectual Property.  The Company and its subsidiaries own or possess, or can acquire on reasonable terms, adequate patents, patent rights, licenses, inventions, copyrights, know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures), trademarks, service marks, trade names or other intellectual property (collectively, “Intellectual Property”) necessary to carry on the business now operated by them, and neither the Company nor any of its subsidiaries has received any notice or is otherwise aware of any infringement of or conflict with asserted rights of others with respect to any

Intellectual Property or of any facts or circumstances which would render any Intellectual Property invalid or inadequate to protect the interest of the Company or any of its subsidiaries therein, and which infringement or conflict (if the subject of any unfavorable decision, ruling or finding) or invalidity or inadequacy, singly or in the aggregate, would result in a Material Adverse Effect.

(xvi)        Absence of Further Requirements.  No filing with, or authorization, approval, consent, license, order, registration, qualification or decree of, any court or governmental authority or agency is necessary or required for the performance by the Company of its obligations under this Agreement, the Securities or the Articles Supplementary or in connection with the offering, issuance or sale of the Securities hereunder or the consummation of the other transactions contemplated by this Agreement, the Securities or the Articles Supplementary, except such as have been already made or obtained under the 1933 Act or the 1933 Act Regulations or as may be required under state securities laws and except for the filing with, and acceptance for record by, the SDAT of the Articles Supplementary.

(xvii)       Possession of Licenses and Permits.  The Company and its subsidiaries possess such permits, licenses, approvals, consents and other authorizations (collectively, “Governmental Licenses”) issued by the appropriate federal, state, local or foreign regulatory agencies or bodies necessary to conduct the business now operated by them and the Company and its subsidiaries are in compliance with the terms and conditions of all such Governmental Licenses, except where the failure so to possess or comply would not, singly or in the aggregate, have a Material Adverse Effect; all of the Governmental Licenses are valid and in full force and effect, except where the invalidity of such Governmental Licenses or the failure of such Governmental Licenses to be in full force and effect would not, singly or in the aggregate, have a Material Adverse Effect; and neither the Company nor any of its subsidiaries has received any notice of proceedings relating to the revocation or modification of any such Governmental Licenses which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would result in a Material Adverse Effect.

(xviii)      Investment Company Act.  The Company is not, and upon the issuance and sale of the Securities as herein contemplated and the application of the net proceeds therefrom as described in the Statutory Prospectus and the Prospectus under “Use of Proceeds” will not be, an “investment company” as such term is defined in the Investment Company Act of 1940, as amended (the “1940 Act”).

(xix)         Partnership Agreements.  Each of the partnership agreements, declarations of trust or trust agreements, limited liability company agreements (or other similar agreements) and, if applicable, joint venture agreements to which the Company or any of its subsidiaries is a party has been duly authorized, executed and delivered by the Company or the relevant subsidiary, as the case may be, and constitutes the valid and binding agreement of the Company or such subsidiary, as the case may be, enforceable in accordance with its terms, except as the enforcement thereof may be limited by (A) the effect of bankruptcy, insolvency or other similar laws now or hereafter in effect relating to or affecting creditors’ rights generally or (B) the effect of general principles of equity, and the execution, delivery and performance of such agreements did not, at the time of execution and delivery, and does not constitute a breach of or default under the charter or bylaws, partnership agreement, declaration of trust or trust agreement, or limited liability company agreement (or other similar agreement), as the case may be, of the Company or any of its subsidiaries or any of the Agreements and Instruments or any law, administrative regulation or administrative or court order or decree.

(xx)          Properties.  Except as otherwise disclosed in the General Disclosure Package and the Prospectus: (i) the Company and its subsidiaries have good and marketable title (either in fee simple or pursuant to a valid leasehold interest) to all properties and assets described in the Statutory Prospectus and the Prospectus as being owned or leased, as the case may be, by them and to all properties reflected in the Company’s most recent consolidated financial statements included in the Statutory Prospectus and the Prospectus, and neither the Company nor any of its subsidiaries has received notice of any claim that has been or may be asserted by anyone adverse to the rights of the Company or any subsidiary with respect to any such properties or assets (or any such lease) or affecting or questioning the rights of the Company or any such subsidiary to the continued ownership, lease, possession or occupancy of such property or assets, except for such claims that would not, singly or in the aggregate, have a Material Adverse Effect; (ii) all liens, charges, encumbrances, claims or restrictions on or affecting the properties and assets of the Company or any of its subsidiaries which are required to be disclosed in the Registration Statement, the Statutory Prospectus or the Prospectus are disclosed therein, and all such liens, charges, encumbrances, claims or restrictions which are not disclosed in the Statutory Prospectus and the Prospectus could not reasonably be expected, singly or in the aggregate, to have a Material Adverse Effect; (iii) no person or entity, including, without limitation, any tenant under any of the leases pursuant to which the Company or any of its subsidiaries leases (as lessor) any of its properties (whether directly or indirectly through other partnerships, limited liability companies, business trusts, joint ventures or otherwise) has an option or right of first refusal or any other right to purchase any of such properties, except for such options, rights of first refusal or other rights to purchase which, individually or in the aggregate, are not material with respect to the Company and its subsidiaries considered as one enterprise; (iv) to the Company’s best knowledge, each of the properties of the Company or any of its subsidiaries has access to public rights of way, either directly or through insured easements, except where the failure to have such access would not, singly or in the aggregate, have a Material Adverse Effect; (v) to the Company’s best knowledge, each of the properties of the Company or any of its subsidiaries is served by all public utilities necessary for the current operations on such property in sufficient quantities for such operations, except where the failure to have such public utilities would not, singly or in the aggregate, have a Material Adverse Effect; (vi) to the best knowledge of the Company, each of the properties of the Company or any of its subsidiaries complies with all applicable codes and zoning and subdivision laws and regulations, except for such failures to comply which would not, either individually or in the aggregate, have a Material Adverse Effect; (vii) all of the leases under which the Company or any of its subsidiaries holds or uses any real property or improvements or any equipment relating to such real property or improvements are in full force and effect, except where the failure to be in full force and effect would not, singly or in the aggregate, have a Material Adverse Effect, and neither the Company nor any of its subsidiaries is in default in the payment of any amounts due under any such leases or in any other default thereunder and the Company knows of no event which, with the passage of time or the giving of notice or both, would constitute a default under any such lease, except such defaults that would not, individually or in the aggregate, have a Material Adverse Effect; (viii) to the best knowledge of the Company, there is no pending or threatened condemnation, zoning change, or other proceeding or action that could in any manner affect the size of, use of, improvements on, construction on or access to the properties of the Company or any of its subsidiaries, except such proceedings or actions that, either singly or in the aggregate, would not have a Material Adverse Effect; and (ix) neither the Company nor any of its subsidiaries nor any lessee of any of the real property or improvements of the Company or any of its subsidiaries is in default in the payment of any amounts due or in any other default under any of the leases pursuant to which the Company or any of its subsidiaries leases (as lessor) any of its real property or improvements (whether directly or indirectly through partnerships, limited liability companies, joint ventures or otherwise), and the Company knows of no event which, with the passage of time or the giving of notice or both, would constitute such a default under any of such leases, except such defaults as would not, individually or in the aggregate, have a Material Adverse Effect.

(xxi)         Insurance.  With such exceptions as would not, individually or in the aggregate, have a Material Adverse Effect, the Company and its subsidiaries have title insurance on all real property and improvements described in the General Disclosure Package and the Prospectus as being owned or leased under a ground lease, as the case may be, by them and to all real property and improvements reflected in the Company’s most recent consolidated financial statements included in the General Disclosure Package and the Prospectus in an amount at least equal to the original cost of acquisition and the Company and its subsidiaries are entitled to all benefits of the insured thereunder, and each such property is insured by extended coverage hazard and casualty insurance in amounts and on such terms as are customarily carried by lessors of properties similar to those owned by the Company and its subsidiaries (in the markets in which the Company’s and subsidiaries’ respective properties are located), and the Company and its subsidiaries carry comprehensive general liability insurance and such other insurance as is customarily carried by lessors of properties similar to those owned by the Company and its subsidiaries in amounts and on such terms as are customarily carried by lessors of properties similar to those owned by the Company and its subsidiaries (in the markets in which the Company’s and its subsidiaries’ respective properties are located) and the Company or one of its subsidiaries is named as an additional insured on all policies required under the leases for such properties.

(xxii)        Environmental Matters.  Except as otherwise disclosed in the General Disclosure Package and the Prospectus: (i) all real property and improvements owned or leased by the Company or any of its subsidiaries, including, without limitation, the Environment (as defined below) associated with such real property and improvements, is free of any Contaminant (as defined below), except such Contaminants which, individually or in the aggregate, would not have a Material Adverse Effect; (ii) neither the Company, nor any of its subsidiaries has caused or suffered to exist or occur any Release (as defined below) of any Contaminant into the Environment or any other condition that, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect or could result in any violation of any Environmental Laws (as defined below) or constitute a health, safety or environmental hazard to any person or property except for such violations or hazards that could not reasonably be expected to have a Material Adverse Effect; (iii) neither the Company nor any of its subsidiaries is aware of any notice from any governmental body claiming any violation of any Environmental Laws or requiring or calling attention to the need for any work, repairs, construction, alterations, removal or remedial action or installation on or in connection with such real property or improvements, whether in connection with the presence of asbestos-containing materials in such properties or otherwise, except for such violations, work, repairs, construction, alterations, removal or remedial actions or installations as would not, individually or in the aggregate, have a Material Adverse Effect; (iv) any such work, repairs, construction, alterations, removal or remedial action or installation, if required, would not result in the incurrence of liabilities, which, individually or in the aggregate, would have a Material Adverse Effect; (v) neither the Company nor any of its subsidiaries has caused or suffered to exist or occur any condition on any of the properties or improvements of the Company or any of its subsidiaries that could give rise to the imposition of any Lien (as defined below) under any Environmental Laws, except such Liens which, individually or in the aggregate, would not have a Material Adverse Effect; and (vi) to the Company’s best knowledge, no real property or improvements owned or leased by the Company or any of its subsidiaries is being used or has been used for manufacturing or for any other operations that involve or involved the use, handling, transportation, storage, treatment or disposal of any Contaminant, where such operations require or required permits or are or were otherwise regulated pursuant to the Environmental Laws and where such permits have not been or were not obtained or such regulations are not being or were not complied with, except in all instances where any failure to obtain a permit or comply with any regulation could not reasonably be expected, singly or in the aggregate, to have a Material Adverse Effect.  “Contaminant” means any pollutant, hazardous substance, toxic substance, hazardous waste, special waste, petroleum or petroleum-derived substance or waste, asbestos or asbestos-containing materials, PCBs, lead, pesticides or radioactive materials or any constituent of any such substance or waste, including any such substance identified or regulated under any Environmental Law.  “Environmental Laws” means the Comprehensive Environmental Response, Compensation and Liability Act, 42 U.S.C. 9601 et seq., the Resource Conservation and Recovery Act, 42 U.S.C. 6901, et seq., the Clean Air Act, 42 U.S.C. 7401, et seq., the Clean Water Act, 33 U.S.C. 1251, et seq., the Toxic Substances Control Act, 15 U.S.C. 2601, et seq., the Occupational Safety and Health Act, 29 U.S.C. 651, et seq., and all other federal, state and local laws, ordinances, regulations, rules, orders, decisions, permits, and the like, which are directed at the protection of human health or the Environment.  “Lien” means, with respect to any asset, any mortgage, deed of trust, lien, pledge, encumbrance, charge or security interest in or on such asset.  “Environment” means any surface water, drinking water, ground water, land surface, subsurface strata, river sediment, buildings, structures, and ambient, workplace and indoor air.  “Release” means any spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, dumping, emanating or disposing of any Contaminant into the Environment, including, without limitation, the abandonment or discard of barrels, containers, tanks or other receptacles containing or previously containing any Contaminant or any release, emission or discharge as those terms are defined or used in any Environmental Law.

(xxiii)       Qualification as a Real Estate Investment Trust.   The Company was and is organized in conformity with the requirements for qualification and taxation as a “real estate investment trust” under the Internal Revenue Code of 1986, as amended (the “Code”); the Company at all times has met and continues to meet all the requirements of the Code for qualification and taxation as a “real estate investment trust”; the Company’s method of operation will enable it to meet the requirements for qualification and taxation as a “real estate investment trust” under the Code; and the Company is qualified as a “real estate investment trust” under the Code and will be so qualified for the taxable year in which sales of the Securities occur.

(xxiv)       Registration Rights.  There are no persons with registration or other similar rights to have any securities registered pursuant to the Registration Statement or otherwise registered by the Company under the 1933 Act, or included in the offering contemplated hereby.

(xxv)        Tax Treatment of Certain Entities.  Each of R.I.C. Trade Center, Ltd., Empire Business Center, Ltd., and Silverton Business Center, Ltd., each a California limited partnership (the “Sub-Limited Partnerships”), was, from the time of the Consolidation (as defined herein) through and including the time of its merger into the Company, treated as a partnership (rather than as an association taxable as a corporation) for federal income tax purposes and, from the time of the Consolidation through and including the time of its merger into the Company, no Sub-Limited Partnership was ever treated as a publicly traded partnership taxable as a corporation for federal income tax purposes.  The Company’s ownership interests in two properties held through tenancies in common with unrelated third parties (which are the only properties which, since the Consolidation, have been held in tenancies in common with unrelated third parties) have not been, since the Consolidation, and will not be (or, in the case of properties which have been sold, were not until the time of the sale of such properties), treated as ownership interests in associations taxable as corporations for federal income tax purposes or treated as ownership interests in publicly traded partnerships taxable as corporations for federal income tax purposes.  Realty Income Texas Properties, L.P., a Delaware limited partnership, is not and has never been treated as an association taxable as a corporation for federal income tax purposes and is not and has never been treated as a publicly traded partnership taxable as a corporation for federal income tax purposes.  Realty Income Texas Properties, Inc., a Delaware corporation, is and has been at all times treated as a “qualified REIT subsidiary” within the meaning of Section 856(i) of the Code and is not required to be qualified as a foreign corporation in the State of Texas.  Each of the LLC Subsidiaries and Realty Income Pennsylvania Properties Trust, a Maryland business trust, has been 100% owned by the Company at all times since their respective formation dates and has not elected to be taxed as a corporation for tax purposes.  As used herein, the term “Consolidation” means the merger of 25 limited partnerships and RIC Properties Ltd., a California limited partnership, into the Company on August 15, 1994.

(xxvi)       Securities.  The Securities have been duly authorized for issuance and sale to the Underwriters pursuant to this Agreement and, when issued and delivered by the Company pursuant to this Agreement against payment of the purchase price therefor specified in this Agreement, will be validly issued, fully paid and non-assessable; the Securities and the Articles Supplementary conform and will conform to the statements relating thereto contained in the General Disclosure Package and the Prospectus and such statements conform and will conform to the rights set forth in the instruments defining the same; and the issuance of the Securities is not subject to preemptive or other similar rights arising by operation of law, under the charter or bylaws of the Company, under any agreement or instrument to which the Company or any of its subsidiaries is a party or otherwise.

(xxvii)      Pending Proceedings and Examinations.  The Registration Statement is not the subject of a pending proceeding or examination under Section 8(d) or 8(e) of the 1933 Act, and the Company is not the subject of a pending proceeding under Section 8A of the 1933 Act in connection with the offering of the Securities.

(xxviii)     Articles Supplementary.  The Articles Supplementary, including their filing with the SDAT, have been duly authorized by the Company.  The Articles Supplementary will have been duly executed and delivered by the Company, and filed with, and accepted for record by, the SDAT, prior to the Closing Time.  The preferences, rights, voting powers, restrictions, limitations as to dividends, qualifications and terms and conditions of redemption of the Securities are as set forth in the Articles Supplementary and none of such provisions is prohibited by, or conflicts with, the laws of the State of Maryland or the rules and requirements of the NYSE (as defined below) or the Company’s charter or bylaws.

(b)           Officer’s Certificates.  Any certificate signed by any officer of the Company and delivered to the Representatives or to counsel for the Underwriters shall be deemed a representation and warranty by the Company to each Underwriter as to the matters covered thereby.

SECTION 2.  Sale and Delivery to the Underwriters; Closing.

(a)           Securities.  On the basis of the representations and warranties herein contained and subject to the terms and conditions herein set forth, the Company agrees to sell to each Underwriter, severally and not jointly, and each Underwriter, severally and not jointly, agrees to purchase from the Company, at the price set forth in Schedule B, the aggregate number of Securities set forth in Schedule A opposite the name of such Underwriter, plus any additional number of Securities which such Underwriter may become obligated to purchase pursuant to the provisions of Section 10 hereof.

(b)           Payment.  Payment of the purchase price for, and delivery of certificates for, the Securities shall be made at the office of Latham & Watkins LLP, 650 Town Center Drive, 20th Floor, Costa Mesa, California 92626-1925, or at such other place as shall be agreed upon by the Representatives and the Company, at 7:00 A.M. (California time) on December 7, 2006 (unless postponed in accordance with the provisions of Section 10) or such other time not later than ten business days after such date as shall be agreed upon by the Representatives and the Company (such time and date of payment and delivery being herein called “Closing Time”).

Payment shall be made to the Company by wire transfer of immediately available funds to an account at a bank designated by the Company, against delivery to the Representatives for the respective accounts of the Underwriters of certificates for the Securities to be purchased by them.  It is understood that each Underwriter has authorized the Representatives, for its account, to accept delivery of, receipt for, and make payment of the purchase price for the Securities which it has agreed to purchase. Citigroup, individually and not as a Representative of the Underwriters, may (but shall not be obligated to) make payment of the purchase price for the Securities to be purchased by any Underwriter whose payment therefor has not been received by the Closing Time, but such payment shall not relieve such Underwriter from its obligations hereunder.

(c)           Denominations; Registration.  Certificates for the Securities shall be in such denominations and registered in such names as the Representatives may request in writing at least one full business day before the Closing Time.  The certificates for the Securities will be made available for examination and packaging by the Representatives in The City of New York not later than 2:00 P.M. (New York City time) on the business day prior to the Closing Time.

SECTION 3.  Covenants of the Company.  The Company covenants with each Underwriter as follows:

(a)           Compliance with Securities Regulations and Commission Requests.  The Company, subject to Section 3(b), will comply with the requirements of Rule 430B and will notify the Representatives immediately, and confirm the notice in writing, (i) when any post-effective amendment to the Registration Statement or new registration statement relating to the Securities shall become effective or any supplement to the Prospectus or any amended Prospectus or any Issuer Free Writing Prospectus shall have been filed, (ii) of the receipt of any comments from the Commission, (iii) of any request by the Commission for any amendment to the Registration Statement or the filing of a new registration statement or any amendment or supplement to the Prospectus or any document incorporated or deemed to be incorporated by reference or otherwise deemed to be a part of or included in any of the foregoing (including, without limitation, pursuant to Rule 430B) or for additional information, (iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or such new registration statement or of any order preventing or suspending the use of any preliminary prospectus, or of the suspension of the qualification of the Securities for offering or sale in any jurisdiction, or of the initiation or threatening of any proceedings for any of such purposes or of any examination pursuant to Section 8(e) of the 1933 Act concerning the Registration Statement or any such new registration statement, or (v) if the Company becomes the subject of a proceeding under Section 8A of the 1933 Act in connection with the offering of the Securities.  The Company will effect the filings required under Rule 424(b), in the manner and within the time period required by Rule 424(b) (without reliance on Rule 424(b)(8)), and, if applicable, will take such steps as it deems necessary to ascertain promptly whether the form of prospectus supplement or prospectus transmitted for filing under Rule 424(b) was received for filing by the Commission and, in the event that it was not, it will promptly file such prospectus supplement or prospectus, as the case may be.  The Company will make every reasonable effort to prevent the issuance of any stop order and, if any stop order is issued, to obtain the lifting thereof at the earliest possible moment.

(b)           Filing of Amendments.  The Company will give the Representatives notice of its intention to file or prepare any amendment to the Registration Statement or new registration statement relating to the Securities or any amendment, supplement or revision to either any preliminary prospectus (including any prospectus included in the Registration Statement or amendment thereto at the time it became effective) or to the Prospectus, whether pursuant to the 1933 Act, the 1934 Act or otherwise, will furnish the Representatives with copies of any such documents a reasonable amount of time prior to such proposed filing or use, as the case may be, and will not file or use any such document to which the Representatives or counsel for the Underwriters shall object.  The Company has given the Representatives notice of any filings made pursuant to the 1934 Act or 1934 Act Regulations within 48 hours prior to the Applicable Time; the Company will give the Representatives notice of its intention to make any such filing from the Applicable Time through the Closing Time and will furnish the Representatives with copies of any such documents a reasonable amount of time prior to such proposed filing and will not file or use any such document to which the Representatives or counsel for the Underwriters shall object.

(c)           Issuer Free Writing Prospectuses.  The Company represents and agrees that, unless it obtains the prior consent of the Representatives, and each Underwriter, severally and not jointly, represents and agrees that, unless it obtains the prior consent of the Company and the Representatives, it has not made and will not make any offer relating to the Securities that would constitute an “issuer free writing prospectus,” as defined in Rule 433, or that would otherwise constitute a “free writing prospectus,” as defined in Rule 405, required to be filed with the Commission, other than the issuer free writing prospectus containing the information contained in the final Pricing Term Sheet (as defined below) prepared and filed pursuant to Section 3(o).  Any such free writing prospectus consented to by the Company and the Representatives is hereinafter referred to as a “Permitted Free Writing Prospectus” and, for purposes of clarity, the parties hereby agree that each Issuer General Use Free Writing Prospectus listed on Schedule D hereto (if any) is a Permitted Free Writing Prospectus.  The Company represents that it has treated or agrees that it will treat each Permitted Free Writing Prospectus as an “issuer free writing prospectus,” as defined in Rule 433,  and has complied and will comply with the requirements of Rule 433 applicable to any Permitted Free Writing Prospectus, including timely filing with the Commission where required, legending and record keeping.

(d)           Delivery of Registration Statement.  The Company has furnished or will deliver to the Representatives and counsel for the Underwriters, without charge, as many signed and conformed copies of the Registration Statement as originally filed and of each amendment thereto (including exhibits filed therewith or incorporated by reference therein and documents incorporated or deemed to be incorporated by reference therein) as the Representatives and counsel for the Underwriters may reasonably request.  The copies of the Registration Statement and each amendment thereto furnished to the Underwriters will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, if any, except to the extent permitted by Regulation S-T.

(e)           Delivery of Prospectuses.  The Company has delivered to each Underwriter, without charge, as many copies of each preliminary prospectus, if any, as such Underwriter reasonably requested, and the Company has delivered to each Underwriter, without charge, as many copies of each Issuer Free Writing Prospectus, if any, as such Underwriter reasonably requested, and the Company hereby consents to the use of such copies for purposes permitted by the 1933 Act.  The Company will furnish to each Underwriter, without charge, during the period when the Prospectus is required to be delivered under the 1933 Act or the 1934 Act (or would be required to be delivered upon request by a purchaser pursuant to Rule 173 under the 1933 Act), such number of copies of the Prospectus (as amended or supplemented) as such Underwriter may reasonably request.  The Prospectus and any amendments or supplements thereto furnished to the Underwriters will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

(f)            Continued Compliance with Securities Laws.  The Company will comply with the 1933 Act and the 1933 Act Regulations and the 1934 Act and the 1934 Act Regulations so as to permit the completion of the distribution of the Securities as contemplated in this Agreement and in the General Disclosure Package and the Prospectus.  If at any time when a prospectus is required by the 1933 Act to be delivered (or would be required to be delivered upon request by a purchaser pursuant to Rule 173 under the 1933 Act) in connection with sales of the Securities, any event shall occur or condition shall exist as a result of which it is necessary, in the opinion of counsel for the Underwriters or for the Company, to amend the Registration Statement or amend or supplement the Prospectus in order that the Prospectus will not include any untrue statements of a material fact or omit to state a material fact necessary in order to make the statements therein not misleading in the light of the circumstances existing at the time it is delivered to a purchaser, or if it shall be necessary, in the opinion of any such counsel, at any such time to amend the Registration Statement or to file a new registration statement relating to the Securities or amend or supplement the Prospectus in order to comply with the requirements of the 1933 Act or the 1933 Act Regulations, the Company will promptly prepare and file with the Commission, subject to Section 3(b), such amendment, supplement or new registration statement as may be necessary to correct such statement or omission or to make the Registration Statement or the Prospectus comply with such requirements, the Company will use its best efforts to have such amendment or new registration statement declared effective as soon as practicable (if it is not an automatic shelf registration statement with respect to the Securities), and the Company will furnish to the Underwriters such number of copies of such amendment, supplement or new registration statement as the Underwriters may reasonably request.  If at any time following issuance of an Issuer Free Writing Prospectus there occurred or occurs an event or development as a result of which such Issuer Free Writing Prospectus conflicted or would conflict with the information contained in the Registration Statement

(or any other registration statement relating to the Securities) or the Statutory Prospectus or any other preliminary prospectus, the Company will promptly notify Citigroup and will promptly cease use of such Issuer Free Writing Prospectus or amend or supplement, at its own expense, such Issuer Free Writing Prospectus to eliminate or correct such conflict.  If at any time following issuance of an Issuer Free Writing Prospectus there occurred or occurs an event or development as a result of which such Issuer Free Writing Prospectus included or would include an untrue statement of a material fact or omitted or would omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances prevailing at that subsequent time, not misleading, the Company will promptly notify Citigroup and will promptly cease use of such Issuer Free Writing Prospectus and amend or supplement, at its own expense, either (a) such Issuer Free Writing Prospectus or (b) the Statutory Prospectus and the Prospectus, to eliminate or correct such conflict, untrue statement or omission.

(g)           Blue Sky Qualifications.  The Company will use its best efforts, in cooperation with the Underwriters, to qualify the Securities for offering and sale under the applicable securities laws of such states and other jurisdictions of the United States as the Representatives may designate and to maintain such qualifications in effect for a period of not less than one year from the date hereof; provided, however, that the Company shall not be obligated to file any general consent to service of process or to qualify as a foreign corporation or as a dealer in securities in any jurisdiction in which it is not so qualified or to subject itself to taxation in respect of doing business in any jurisdiction in which it is not otherwise so subject.  In each jurisdiction in which the Securities have been so qualified, the Company will file such statements and reports as may be required by the laws of such jurisdiction to continue such qualification in effect for a period of not less than one year from the date hereof.

(h)           Rule 158.  The Company will timely file such reports pursuant to the 1934 Act as are necessary in order to make generally available to its security holders as soon as practicable an earnings statement for the purposes of, and to provide to the Underwriters the benefits contemplated by, the last paragraph of Section 11(a) of the 1933 Act.

(i)            Use of Proceeds.  The Company will use the net proceeds received by it from the sale of the Securities in the manner specified in the Prospectus under “Use of Proceeds.”

(j)            Listing.  The Company will use its best efforts to effect the listing of the Securities in the New York Stock Exchange (the “NYSE”).

(k)           Reporting Requirements.  The Company, during the period when the Prospectus is required to be delivered under the 1933 Act or the 1934 Act, will file all documents required to be filed with the Commission pursuant to the 1934 Act within the time periods required by the 1934 Act and the 1934 Act Regulations.

(l)            Notice of Inability to Use Automatic Shelf Registration Statement Form.  If at any time when Securities remain unsold by the Underwriters the Company receives from the Commission a notice pursuant to Rule 401(g)(2) or otherwise ceases to be eligible to use the automatic shelf registration statement form, the Company will (i) promptly notify the Representatives, (ii) promptly file a new registration statement or post-effective amendment to the Registration Statement on the proper form relating to the Securities, in a form satisfactory to the Representatives, (iii) use its best efforts to cause such new registration statement or post-effective amendment to be declared effective and (iv) promptly notify the Representatives of such effectiveness.  The Company will take all other action necessary or appropriate to permit the public offering and sale of the Securities to continue as contemplated in the registration statement that was the subject of the Rule 401(g)(2) notice or for which the Company has otherwise become ineligible.  References herein to the Registration Statement shall include such new registration statement or post-effective amendment, as the case may be.

(m)          Filing Fees.  The Company shall pay the required Commission filing fees relating to the Securities within the time required by Rule 456(b)(1) of the 1933 Act Regulations without regard to the proviso therein and otherwise in accordance with Rules 456(b) and 457(r) of the 1933 Act Regulations (including, if applicable, by updating the “Calculation of Registration Fee” table in accordance with Rule 456(b)(1)(ii) either in a post-effective amendment to the Registration Statement or on the cover page of the Prospectus filed pursuant to Rule 424(b)).

(n)           Restriction on Sale of Securities.  During the period beginning on the date of this Agreement through and including the date that is the 30th day after the date of this Agreement, the Company will not, without the prior written consent of Citigroup, directly or indirectly, (i) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, or otherwise transfer or dispose of, directly or indirectly, any Class E Preferred Stock, any other shares of Preferred Stock, any securities of the Company substantially similar to the Class E Preferred Stock or any depositary shares or depositary receipts representing or evidencing any of the foregoing or any securities convertible into, or exercisable or exchangeable for, any of the foregoing, or file any registration statement under the 1933 Act with respect to any of the foregoing, or (ii) enter into any swap or any other agreement or transaction that transfers, in whole or in part, directly or indirectly, the economic consequence of ownership of any Class E Preferred Stock, other Preferred Stock or other securities, depositary shares or depositary receipts referred to in clause (i) above, whether any such swap, agreement or transaction described in clause (i) or (ii) above is to be settled by delivery of Class E Preferred Stock, other securities, in cash or otherwise, other than the Securities to be sold hereunder.

(o)           Pricing Term Sheet.  The Company will prepare a final pricing term sheet containing only a description of the final terms of the Securities, in a form approved by the Representatives and containing the information set forth on Schedule E hereto, and will file such term sheet pursuant to Rule 433(d) under the 1933 Act within the time period required by such rule (such term sheet, the “Pricing Term Sheet”).

SECTION 4.  Payment of Expenses.

(a)           Expenses.  The Company will pay all expenses incident to the performance of its obligations under this Agreement, including (i) the word processing, printing and filing of the Registration Statement (including financial statements and exhibits) as originally filed and of each amendment thereto, (ii) the printing and delivery to the Underwriters of this Agreement, and such other documents as may be required in connection with the offering, purchase, sale, issuance or delivery of the Securities, (iii) the preparation, issuance and delivery of the certificates for the Securities to the Underwriters, including any transfer taxes or other duties payable upon the sale of the Securities to the Underwriters, (iv) the fees and disbursements of the Company’s counsel, accountants and other advisors, (v) the qualification of the Securities under securities laws in accordance with the provisions of Section 3(g) hereof, including filing fees and the reasonable fees and disbursements of counsel for the Underwriters in connection therewith and in connection with the preparation of the Blue Sky Survey and any supplement thereto, (vi) the printing and delivery to the Underwriters of copies of each preliminary prospectus, any Permitted Free Writing Prospectus and the Prospectus and any amendments or supplements thereto and any costs associated with the electronic delivery of any of the foregoing to the Underwriters, (vii) the preparation, printing and delivery to the Underwriters of copies of the Blue Sky Survey and any supplement thereto, (viii) the fees and expenses of any transfer agent or registrar for the Securities, (ix) if required, the filing fees incident to, and the reasonable fees and disbursements of counsel to the Underwriters (such fees and disbursements not to exceed $10,000) in connection with, the review, if any, by the National Association of Securities Dealers, Inc. (the “NASD”) of the terms of the sale of the Securities and (x) any fees payable in connection with the rating of the Securities and the fees and expenses incurred in connection with the listing of the Securities on the NYSE.

(b)           Termination of Agreement.  If this Agreement is terminated by the Representatives in accordance with the provisions of Section 5 or Section 9(a)(i) or 9(a)(v) hereof, the Company shall reimburse the Underwriters for all of their out-of-pocket expenses, including the reasonable fees and disbursements of counsel for the Underwriters.

SECTION 5.  Conditions of Underwriters’ Obligations.  The obligations of the several Underwriters hereunder are subject to the accuracy of the representations and warranties of the Company contained in Section 1 hereof and in certificates of any officer of the Company or any subsidiary of the Company delivered pursuant to the provisions hereof, to the performance by the Company of its covenants and other obligations hereunder, and to the following further conditions:

(a)           Effectiveness of Registration Statement.  The Registration Statement has become effective and at Closing Time no stop order suspending the effectiveness of the Registration Statement shall have been issued under the 1933 Act or proceedings therefor initiated or threatened by the Commission, and any request on the part of the Commission for additional information shall have been complied with to the reasonable satisfaction of counsel to the Underwriters. The Company shall not have received from the Commission any notice pursuant to Rule 401(g)(2) objecting to the use of the automatic shelf registration statement form.  The Prospectus containing the Rule 430B Information shall have been filed with the Commission in the manner and within the time period required by Rule 424(b) (without reliance on Rule 424(b)(8)).  The Pricing Term Sheet shall have been filed with the Commission in the manner and within the time period required by Rule 433.  The Company shall have paid the required Commission filing fees relating to the Securities within the time period required by Rule 456(b)(1) of the 1933 Act Regulations without regard to the proviso therein and otherwise in accordance with Rules 456(b) and 457(r) of the 1933 Act Regulations and, if applicable, shall have updated the “Calculation of Registration Fee” table in accordance with Rule 456(b)(1)(ii) either in a post-effective amendment to the Registration Statement or on the cover page of the Prospectus filed pursuant to Rule 424(b).

(b)           Opinions of Counsel for Company.  At Closing Time, (i) the Representatives shall have received the favorable opinions, dated as of Closing Time, of Latham & Watkins LLP, counsel for the Company, Michael R. Pfeiffer, Executive Vice President, General Counsel and Secretary of the Company, and Venable LLP, special Maryland counsel to the Company, each in form and substance satisfactory to counsel for the Underwriters, to the effect set forth in Exhibits A, B and C hereto, respectively, and to such further effect as counsel to the Underwriters may reasonably request pursuant to Section 5(j); and (ii) if such special Maryland counsel shall deliver a Separate Opinion (as defined in the last paragraph of Exhibit C hereto), the Representatives shall have received such Separate Opinion, which shall comply with the requirements of the last paragraph of Exhibit C.

(c)           Opinion of Counsel for the Underwriters.  At Closing Time, the Representatives shall have received the favorable opinion, dated as of Closing Time, of Sidley Austin LLP, counsel for the Underwriters, with respect to this Agreement, the Securities, the Registration Statement, the General Disclosure Package and the Prospectus and such other matters as you may reasonably request.  In giving such opinion such counsel may rely, as to all matters arising under or governed by the laws of the State of Maryland, upon the opinion of Venable LLP delivered pursuant to Section 5(b) and, as to all matters governed by the laws of other jurisdictions (other than the law of the State of New York and the federal law of the United States) upon the opinions of counsel satisfactory to the Representatives.

(d)           Officers’ Certificate.  At Closing Time, there shall not have been, since the date hereof or since the respective dates as of which information is given in the General Disclosure Package or the Prospectus, any material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business, and the Representatives shall have received a certificate of the Chairman or the President of the Company and of the chief financial or chief accounting officer of the Company, dated as of Closing Time, to the effect that (i) there has been no such material adverse change, (ii) the representations and warranties in Section 1 hereof are true and correct with the same force and effect as though expressly made at and as of Closing Time, (iii) the Company has complied with all agreements and satisfied all conditions on its part to be performed or satisfied under this Agreement at or prior to Closing Time, and (iv) no stop order suspending the effectiveness of the Registration Statement nor any notice pursuant to Rule 401(g)(2)

objecting to the use of the automatic shelf registration statement form has been issued and no proceedings for that purpose have been initiated or, to the best of their knowledge, threatened by the Commission.

(e)           Accountant’s Comfort Letter.   (i) At the time of the execution of this Agreement, the Representatives shall have received from KPMG LLP a letter, dated such date, in form and substance satisfactory to the Representatives, together with signed or reproduced copies of such letter for each of the Underwriters, containing statements and information of the type ordinarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and certain financial information contained in the Registration Statement, the General Disclosure Package and the Prospectus; and (ii) at the Closing Time the Representatives shall have received from KPMG LLP a letter, dated as of Closing Time, to the effect that they reaffirm the statements made in the letter furnished pursuant to clause (i) of this subsection (e) of this Section, except that the specified date referred to therein shall be a date not more than three business days prior to Closing Time.

(f)            Approval of Listing.  At the Closing Time, the Securities shall have been approved for listing on the NYSE, subject only to official notice of issuance.

(g)           Rating Requirement.  At the date of this Agreement and at the Closing Time, the Securities shall be rated at least “Baa3” by Moody’s Investor’s Service Inc. (“Moody’s”), “BBB-“ by Standard & Poor’s (“S&P”) and “BBB” by Fitch, Inc. (“Fitch”), and the Company shall have delivered to the Representatives a letter, dated the Closing Time, from each such rating agency, or other evidence satisfactory to the Representatives, confirming that the Securities have such ratings.

(h)           Articles Supplementary.  At the Closing Time, the Representatives shall have received evidence, in form and substance satisfactory to them, that the Articles Supplementary have been duly filed with, and accepted for record by, SDAT.

(i)            [Intentionally Omitted.]

(j)            Additional Documents.  At the Closing Time, counsel for the Underwriters shall have been furnished with such documents and opinions as they may reasonably require for the purpose of enabling them to pass upon the issuance and sale of the Securities as herein contemplated, or in order to evidence the accuracy of any of the representations or warranties, or the fulfillment of any of the conditions, herein contained; and all proceedings taken by the Company in connection with the issuance and sale of the Securities as herein contemplated shall be satisfactory in form and substance to the Representatives and counsel for the Underwriters.

(k)           Termination of Agreement.  If any condition specified in this Section shall not have been fulfilled when and as required to be fulfilled, this Agreement may be terminated by the Representatives by notice to the Company at any time at or prior to Closing Time and such termination shall be without liability of any party to any other party except as provided in Section 4 and except that Sections 6, 7, 13 and 15 shall survive any such termination and remain in full force and effect.

SECTION 6.  Indemnification.

(a)           Indemnification of Underwriters.  The Company agrees to indemnify and hold harmless each Underwriter and each person, if any, who controls any Underwriter within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act as follows:

(i)            against any and all loss, liability, claim, damage and expense whatsoever, as incurred, arising out of any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment thereto), including, without limitation, the Rule 430B Information, or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading or arising out of any untrue statement or alleged untrue statement of a material fact included in any preliminary prospectus, any Issuer Free Writing Prospectus, the General Disclosure Package (or any part thereof) or the Prospectus (or any amendment or supplement thereto), or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

(ii)           against any and all loss, liability, claim, damage and expense whatsoever, as incurred, to the extent of the aggregate amount paid in settlement of any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or of any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, provided that (subject to Section 6(d) below) any such settlement is effected with the written consent of the Company; and

(iii)          against any and all expense whatsoever, as incurred (including the fees and disbursements of counsel chosen by Citigroup), reasonably incurred in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, to the extent that any such expense is not paid under (i) or (ii) above;

provided, however, that this indemnity agreement shall not apply to any loss, liability, claim, damage or expense to the extent arising out of any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with written information furnished to the Company by any Underwriter through the Representatives expressly for use in the Registration Statement (or any amendment thereto) or any preliminary prospectus, any Issuer Free Writing Prospectus or the Prospectus (or any amendment or supplement thereto).

(b)           Indemnification of Company, Directors and Officers.  Each Underwriter severally agrees to indemnify and hold harmless the Company, its directors, each of its officers who signed the Registration Statement, and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act against any and all loss, liability, claim, damage and expense described in the indemnity contained in subsection (a) of this Section, as incurred, but only with respect to untrue statements or omissions, or alleged untrue statements or omissions, made in the Registration Statement (or any amendment thereto), including, without limitation, the Rule 430B Information or any preliminary prospectus, any Issuer Free Writing Prospectus, the General Disclosure Package (or any part thereof) or the Prospectus (or any amendment or supplement thereto) in reliance upon and in conformity with written information furnished to the Company by such Underwriter through the Representatives expressly for use therein.

(c)           Actions against Parties; Notification.  Each indemnified party shall give notice as promptly as reasonably practicable to each indemnifying party of any action commenced against it in respect of which indemnity may be sought hereunder, but failure to so notify an indemnifying party shall not relieve such indemnifying party from any liability hereunder to the extent it is not materially prejudiced as a result thereof and in any event shall not relieve it from any liability which it may have otherwise than on account of this indemnity agreement.  In the case of parties indemnified pursuant to Section 6(a) above, counsel to the indemnified parties shall be selected by Citigroup, and, in the case of parties indemnified pursuant to Section 6(b) above, counsel to the indemnified parties shall be selected by the Company.  An indemnifying party may participate at its own expense in the defense of any such action; provided, however, that counsel to the indemnifying party shall not (except with the consent of the indemnified party) also be counsel to the indemnified party.  In no event shall the indemnifying parties be liable for fees and expenses of more than one counsel (in addition to any local counsel) separate from their own counsel for all indemnified parties in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances.  No indemnifying party shall, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever in respect of which indemnification or contribution could be sought under this Section 6 or Section 7 hereof (whether or not the indemnified parties are actual or potential parties thereto), unless such settlement, compromise or consent (i) includes an unconditional release of each indemnified party from all liability arising out of such litigation, investigation, proceeding or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party.

(d)           Settlement without Consent if Failure to Reimburse.  If at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel, such indemnifying party agrees that it shall be liable for any settlement of the nature contemplated by Section 6(a)(ii) effected without its written consent if (i) such settlement is entered into more than 60 days after receipt by such indemnifying party of the aforesaid request, (ii) such indemnifying party shall have received notice of the terms of such settlement at least 45 days prior to such settlement being entered into and (iii) such indemnifying party shall not have reimbursed such indemnified party in accordance with such request prior to the date of such settlement.

SECTION 7.  Contribution.  If the indemnification provided for in Section 6 hereof is for any reason unavailable to or insufficient to hold harmless an indemnified party in respect of any losses, liabilities, claims, damages or expenses referred to therein, then each indemnifying party shall contribute to the aggregate amount of such losses, liabilities, claims, damages and expenses incurred by such indemnified party, as incurred, (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriters on the other hand from the offering of the Securities pursuant to this Agreement or (ii) if the allocation provided by clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company on the one hand and of the Underwriters on the other hand in connection with the statements or omissions which resulted in such losses, liabilities, claims, damages or expenses, as well as any other relevant equitable considerations.

The relative benefits received by the Company on the one hand and the Underwriters on the other hand in connection with the offering of the Securities pursuant to this Agreement shall be deemed to be in the same respective proportions as the total net proceeds from the offering of the Securities pursuant to this Agreement (before deducting expenses) received by the Company and the total underwriting discount received by the Underwriters, in each case as set forth on the cover of the Prospectus bear to the aggregate initial public offering price of the Securities as set forth on such cover.

The relative fault of the Company on the one hand and the Underwriters on the other hand shall be determined by reference to, among other things, whether any such untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company or by the Underwriters and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

The Company and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 7 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this Section 7.  The aggregate amount of losses, liabilities, claims, damages and expenses incurred by an indemnified party and referred to above in this Section 7 shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue or alleged untrue statement or omission or alleged omission.

Notwithstanding the provisions of this Section 7, no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Securities underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of any such untrue or alleged untrue statement or omission or alleged omission.

No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

For purposes of this Section 7, each person, if any, who controls any Underwriter within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act shall have the same rights to contribution as such Underwriter, and each director of the Company, each officer of the Company who signed the Registration Statement, and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act shall have the same rights to contribution as the Company.  The Underwriters’ respective obligations to contribute pursuant to this Section 7 are several in proportion to the number of Securities set forth opposite their respective names in Schedule A hereto and not joint.

SECTION 8.  Representations, Warranties and Agreements to Survive Delivery.  All representations, warranties and agreements contained in this Agreement and in certificates of officers of the Company submitted pursuant hereto shall remain operative and in full force and effect, regardless of any investigation made by or on behalf of any Underwriter or any controlling person, or by or on behalf of the Company, and shall survive delivery of the Securities to the Underwriters.

SECTION 9.  Termination of Agreement.

(a)           Termination; General.  The Representatives may terminate this Agreement, by notice to the Company, at any time at or prior to Closing Time (i) if there has been, since the time of execution of this Agreement or since the respective dates as of which information is given in the Prospectus or the General Disclosure Package, any material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business, or (ii) if there has occurred any material adverse change in the financial markets in the United States or the international financial markets, any outbreak of hostilities or escalation thereof or other calamity or crisis or any change or development involving a prospective change in national or international political, financial or economic conditions, in each case the effect of which is such as to make it, in the judgment of Citigroup, impracticable or inadvisable to market the Securities or to enforce contracts for the sale of the Securities, or (iii) if trading in any securities of the Company has been suspended or limited by the Commission, the New York Stock Exchange or the Nasdaq Global Market, or if trading generally on the American Stock Exchange or the New York Stock Exchange or in the Nasdaq Global Market has been suspended or limited, or minimum or maximum prices for trading have been fixed, or maximum ranges for prices have been required, by any of said exchanges or by such system or by order of the Commission, the National Association of Securities Dealers, Inc. or any other governmental authority, or a material disruption has occurred in commercial banking or securities settlement or clearance services in the United States, or (iv) if a banking moratorium has been declared by either Federal, California or New York authorities, or (v) if since the date of this Agreement, there has occurred a downgrading in the rating assigned to the Securities, any other class or series of Preferred Stock or any of the Company’s debt securities by any nationally recognized securities rating agency, or any such securities rating agency has publicly announced that it has under surveillance or review, with possible negative implications or without indicating the direction of the possible change, its rating of the Securities, any other class or series of Preferred Stock or any of the Company’s debt securities.

(b)           Liabilities.  If this Agreement is terminated pursuant to this Section, such termination shall be without liability of any party to any other party except as provided in Section 4 hereof, and provided further that Sections 6, 7, 13 and 15 shall survive such termination and remain in full force and effect.

SECTION 10.  Default by One or More of the Underwriters.  If one or more of the Underwriters shall fail at the Closing Time to purchase the Securities which it or they are obligated to purchase under this Agreement at such time (the “Defaulted Securities”), Citigroup shall have the right, within 24 hours thereafter, to make arrangements for one or more of the non-defaulting Underwriters, or any other underwriters, to purchase all, but not less than all, of the Defaulted Securities in such amounts as may be agreed upon and upon the terms herein set forth; if, however, Citigroup shall not have completed such arrangements within such 24-hour period, then:

(a)           if the number of Defaulted Securities does not exceed 10% of the total number of Securities to be purchased on such date, each of the non-defaulting Underwriters shall be obligated, severally and not jointly, to purchase the full amount thereof in the proportions that their respective underwriting obligations hereunder bear to the underwriting obligations of all non-defaulting Underwriters, or

(b)           if the number of Defaulted Securities exceeds 10% of the total number of Securities to be purchased on such date, this Agreement shall terminate without liability on the part of any non-defaulting Underwriter.

No action taken pursuant to this Section shall relieve any defaulting Underwriter from liability in respect of its default.

In the event of any such default which does not result in a termination of this Agreement, either Citigroup or the Company shall have the right to postpone the Closing Time for a period not exceeding seven days in order to effect any required changes in the Registration Statement or Prospectus or in any other documents or arrangements.  As used herein, the term “Underwriter” includes any person substituted for an Underwriter under this Section 10.

SECTION 11.  Notices.  All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted by any standard form of telecommunication.  Notices to the Underwriters shall be directed to them c/o Citigroup Global Markets Inc., 388 Greenwich Street, New York, New York  10013, attention of General Counsel; and notices to the Company shall be directed to it at Realty Income Corporation, 220 West Crest Street, Escondido, California  92025-1725, attention of Legal Department.

SECTION 12.  Parties.  This Agreement shall inure to the benefit of and be binding upon the Underwriters and the Company and their respective successors.  Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any person, firm or corporation, other than the Underwriters and the Company and their respective successors and the controlling persons and officers and directors referred to in Sections 6 and 7 and their heirs and legal representatives, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision herein contained.  This Agreement and all conditions and provisions hereof are intended to be for the sole and exclusive benefit of the Underwriters and the Company and their respective successors, and said controlling persons and officers and directors and their heirs and legal representatives, and for the benefit of no other person, firm or corporation.  No purchaser of Securities from any Underwriter shall be deemed to be a successor by reason merely of such purchase.

SECTION 13.  No Advisory or Fiduciary Responsibility; Tax Disclosure.  (a) The Company acknowledges and agrees that (i) the purchase and sale of the Securities pursuant to this Agreement, including the determination of the public offering price of the Securities and any related discounts and commissions, is an arm’s-length commercial transaction between the Company, on the one hand, and the several Underwriters, on the other hand, and the Company is capable of evaluating and understanding and understands and accepts the terms, risks and conditions of the transactions contemplated by this Agreement; (ii) in connection with each transaction contemplated hereby and the process leading to such transaction each Underwriter is and has been acting solely as a principal and is not the financial advisor, agent or fiduciary of the Company or its affiliates, stockholders, creditors or employees or any other party; (iii) no Underwriter has assumed or will assume an advisory, agency or fiduciary responsibility in favor of the Company with respect to any of the transactions contemplated hereby or the process leading thereto (irrespective of whether such Underwriter has advised or is currently advising the Company on other matters) and no Underwriter has any obligation to the Company with respect to the offering contemplated hereby except the obligations expressly set forth in this Agreement; (iv) the several Underwriters and their respective affiliates may be engaged in a broad range of transactions that involve interests that differ from those of the Company and the several Underwriters have no obligation to disclose any of such interests by virtue of any advisory, agency or fiduciary relationship; and (v) the Underwriters have not provided any legal, accounting, regulatory or tax advice with respect to the offering contemplated hereby and the Company has consulted its own legal, accounting, regulatory and tax advisors to the extent it deemed appropriate.

(b)           Notwithstanding any other provision of this Agreement, immediately upon commencement of discussions with respect to the transactions contemplated hereby, the Company (and each employee, representative or other agent of the Company) may disclose to any and all persons, without limitation of any kind, the tax treatment and tax structure of the transactions contemplated by this Agreement and all materials of any kind (including opinions or other tax analyses) that are provided to the Company relating to such tax treatment and tax structure.  For purposes of the foregoing, the term “tax treatment” is the purported or claimed federal income tax treatment of the transactions contemplated hereby, and the term “tax structure” includes any fact that may be relevant to understanding the purported or claimed federal income tax treatment of the transactions contemplated hereby.

SECTION 14.  Integration.  This Agreement supersedes all prior agreements and understandings (whether written or oral) between the Company and the several Underwriters, or any of them, with respect to the subject matter hereof.  The Company hereby waives and releases, to the fullest extent permitted by law, any claims that the Company may have against the several Underwriters with respect to any breach or alleged breach of agency or fiduciary duty.

SECTION 15.  GOVERNING LAW AND TIME.  THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO AGREEMENTS MADE AND TO BE PERFORMED IN SAID STATE.  EXCEPT AS OTHERWISE SET FORTH HEREIN, SPECIFIED TIMES OF DAY REFER TO NEW YORK CITY TIME.

SECTION 16.  Effect of Headings and Table of Contents; Counterparts.  The Article and Section headings herein and the Table of Contents are for convenience only and shall not affect the construction hereof.  This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same agreement.

[Signature Page Follows]

If the foregoing is in accordance with your understanding of our agreement, please sign and return to the Company a counterpart hereof, whereupon this instrument, along with all counterparts, will become a binding agreement between the Underwriters and the Company in accordance with its terms.

Very truly yours,

REALTY INCOME CORPORATION

		By:	/s/ Michael R. Pfeiffer
Michael R. Pfeiffer
Executive Vice President, General Counsel
and Secretary

CONFIRMED AND ACCEPTED,
as of the date first above written:

CITIGROUP GLOBAL MARKETS INC.
MERRILL LYNCH, PIERCE, FENNER & SMITH
INCORPORATED
WACHOVIA CAPITAL MARKETS, LLC

By: CITIGROUP GLOBAL MARKETS INC.

By:	/s/ Scott Eisen
Authorized Signatory

For themselves and as Representatives of the Underwriters named in Schedule A hereto.

SCHEDULE A

Name of Underwriter	Number of Securities

Citigroup Global Markets Inc.	1,452,002
Merrill Lynch, Pierce, Fenner & Smith Incorporated	1,452,000
Wachovia Capital Markets, LLC	1,452,000
UBS Securities LLC	1,452,000
A.G. Edwards & Sons, Inc.	1,452,000
Banc of America Securities LLC	275,000
Credit Suisse Securities (USA) LLC	275,000
Raymond James & Associates, Inc.	275,000
RBC Capital Markets Corporation	275,000
Robert W. Baird & Co. Incorporated	73,333
BNY Capital Markets, Inc.	73,333
BB&T Capital Markets, a division of Scott & Stringfellow, Inc.	73,333
J.P. Morgan Securities Inc.	73,333
Stifel, Nicolaus & Company, Incorporated	73,333
Wells Fargo Securities, LLC	73,333
Total:	8,800,000

Sch A-1

SCHEDULE B

Pricing Schedule

1.             The initial public offering price per share for the Securities shall be $25.00 (the “Public Offering Price”), plus accrued and unpaid dividends, if any, from December 7, 2006.

2.             The aggregate purchase price for the Securities to be paid by the several Underwriters shall be $214,476,680 (being an amount equal to the aggregate Public Offering Price for the Securities less aggregate underwriting discounts and commissions of $5,523,320).

Sch B-1

SCHEDULE C

Price-Related Information

[Not Applicable]

Sch C-1

SCHEDULE D

Issuer General Use Free Writing Prospectuses

1.                                       Free Writing Prospectus dated November 30, 2006

Sch D-1

SCHEDULE E

Pricing Term Sheet

Filed Pursuant to Rule 433
Registration No. 333-133241
November 30, 2006

PRICING TERM SHEET

6.75% Monthly Income Class E Cumulative Redeemable Preferred Stock

Issuer:	Realty Income Corporation

Security:	6.75% Monthly Income Class E Cumulative Redeemable Preferred Stock

Size:	8,800,000 shares

Over-allotment Option:	None

Price to Public:	$25.00 per share, plus accrued dividends, if any

Net Proceeds to the Company (after estimated expenses):	$213,976,680

Dividend Rights:	6.75% of the $25.00 liquidation preference per share per annum (equivalent to $1.6875 per share per annum), accruing from the date of original issuance

Dividend Payment Dates:	15th day of each month, commencing January 15, 2007

Redemption:

The shares may not be redeemed prior to December 7, 2011, except to preserve Realty Income’s status as a real estate investment trust. On and after December 7, 2011, Realty Income may, at its option, redeem the Class E preferred stock, in whole or from time to time in part, for cash at a redemption price equal to $25.00 per share, plus, subject to exceptions, any accrued and unpaid dividends to the date of redemption.

Expected Settlement Date:	December 7, 2006

Joint Book-Running Managers:	Citigroup Global Markets Inc., Merrill Lynch, Pierce, Fenner & Smith Incorporated and Wachovia Capital Markets, LLC

Joint Lead Managers:	A.G. Edwards & Sons, Inc., UBS Securities LLC

Co-Managers:	Banc of America Securities LLC, Credit Suisse Securities (USA) LLC, Raymond James & Associates, Inc., RBC Capital Markets Corporation, Robert W. Baird & Co. Incorporated, BNY Capital

Sch E-1

Markets, Inc., BB&T Capital Markets, a division of Scott & Stringfellow, Inc., J.P. Morgan Securities Inc., Stifel, Nicolaus & Company, Incorporated and Wells Fargo Securities, LLC

The issuer has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering.  You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling Citigroup Global Markets Inc. toll free at 1-877-858-5407 or Merrill Lynch, Pierce, Fenner & Smith Incorporated toll fee at 1-866-500-5408 or Wachovia Capital Markets, LLC toll free at 1-866-289-1262.

Sch E-2

SCHEDULE F

Subsidiaries of the Company

Name	Jurisdiction of Organization	Type of Entity
Realty Income Texas Properties, L.P.	Delaware	Limited Partnership
Realty Income Texas Properties, Inc.	Delaware	Corporation
Crest Net Lease, Inc.	Delaware	Corporation
CRESTNET 1, LLC	Delaware	Limited Liability Company
Realty Income Pennsylvania Properties Trust	Maryland	Business trust
RI GA 1, LLC	Delaware	Limited Liability Company
RI TN 1, LLC	Delaware	Limited Liability Company
RI TN 2 LLC	Delaware	Limited Liability Company
RI CS1, LLC	Delaware	Limited Liability Company
RI CS2, LLC	Delaware	Limited Liability Company
RI CS3, LLC	Delaware	Limited Liability Company
RI SE, LLC	Delaware	Limited Liability Company
CRESTNET 2, LLC	Delaware	Limited Liability Company
2921 Ross Clark Cir LLC*	Delaware	Limited Liability Company
3904 Pepperell Pkwy LLC*	Delaware	Limited Liability Company
4081 US Highway 231 LLC*	Delaware	Limited Liability Company
4675 Center Point Rd LLC*	Delaware	Limited Liability Company
730 Academy Dr LLC*	Delaware	Limited Liability Company
316 Commons Dr LLC*	Delaware	Limited Liability Company
1453 Montgomery Hwy LLC*	Delaware	Limited Liability Company
812 Creighton Rd LLC*	Delaware	Limited Liability Company
4834 S Orange Ave LLC*	Delaware	Limited Liability Company
4797 S Semoran Blvd LLC*	Delaware	Limited Liability Company
3113 Gulf Breeze Pkwy LLC*	Delaware	Limited Liability Company
2237 Capital Circle NE LLC*	Delaware	Limited Liability Company
1735 Cobb Parkway SE LLC*	Delaware	Limited Liability Company
2205 Riverside Pkwy LLC*	Delaware	Limited Liability Company
5029 Floyd Rd SW LLC*	Delaware	Limited Liability Company
406 Grayson Hwy LLC*	Delaware	Limited Liability Company
4095 Pleasant Hill Rd LLC*	Delaware	Limited Liability Company
6000 Jimmy Carter Blvd LLC*	Delaware	Limited Liability Company

Sch F-1

1008 Whitlock Ave LLC*	Delaware	Limited Liability Company
3527 Old Norcross Rd LLC*	Delaware	Limited Liability Company
2035 W Spring St LLC*	Delaware	Limited Liability Company
6942 Douglas Blvd LLC*	Delaware	Limited Liability Company
9777 Highway 92 LLC*	Delaware	Limited Liability Company

Sch F-2

Exhibit A

FORM OF OPINION OF LATHAM & WATKINS LLP
TO BE DELIVERED PURSUANT TO SECTION 5(b)

1.             Based solely on certificates from public officials, the Company is qualified to do business in, and is in good standing under, the laws of the State of California.

2.             Each of Realty Income Texas Properties, Inc. and Crest Net Lease, Inc. is a corporation organized under the laws of the State of Delaware.  Based solely on certificates from public officials, each of Realty Income Texas Properties, Inc. and Crest Net Lease, Inc. is validly existing as a corporation and is in good standing under the laws of the State of Delaware.  Each of Realty Income Texas Properties, Inc. and Crest Net Lease, Inc. has the power and authority as a corporation to own, lease and operate its properties and to conduct its business as described in the General Disclosure Package and the Prospectus and the documents incorporated or deemed to be incorporated by reference therein (the “Incorporated Documents”); Crest Net Lease, Inc. is, based solely on certificates from public officials, qualified to do business in and is in good standing in the State of California; and all of the issued and outstanding shares of capital stock of Realty Income Texas Properties, Inc. and Crest Net Lease Inc. have been duly authorized and validly issued, are fully paid and non-assessable and, to the best of our knowledge and except as disclosed in the General Disclosure Package and the Prospectus and the Incorporated Documents, are owned of record by the Company, directly or through subsidiaries, free and clear of any security interest, mortgage, pledge, lien, encumbrance or claim.

3.             Realty Income Texas Properties, L.P. (the “Partnership”) is a limited partnership organized under the laws of the State of Delaware.  Based solely on certificates from public officials, the Partnership is validly existing as a limited partnership and is in good standing under the laws of the State of Delaware.  The Partnership has the power and authority as a limited partnership to own, lease and operate its properties and to conduct its business as described in the General Disclosure Package and the Prospectus and the Incorporated Documents and is, based solely on certificates from public officials, qualified to do business in and is in good standing in the State of Texas.  All of the issued and outstanding partnership interests of the Partnership represent valid general or limited partnership interests in the Partnership, and to the best of our knowledge, the sole general partner interest in the Partnership is owned by the Company and the sole limited partner interest in the Partnership is owned by a wholly-owned corporate subsidiary of the Company, in each case free and clear of any security interest, mortgage, pledge, lien, encumbrance or claim.

4.             Each of CrestNet 1, LLC (“CrestNet 1”), RI GA 1, LLC (“RIGA1”), RI TN 1, LLC (“RITN1”), RI TN 2, LLC (“RITN2”), RI CS1, LLC (“RICS1”), RI CS2, LLC (“RICS2”), RI CS3, LLC (“RICS3”), RI SE, LLC (“RISE”) and CrestNet 2, LLC (“CrestNet 2”) (collectively, the “LLC Subsidiaries”) is a limited liability company organized under the laws of the State of Delaware.  Based solely on certificates from public officials, each of the LLC Subsidiaries is validly existing as a limited liability company and is in good standing under the laws of the State of Delaware.  Each of the LLC Subsidiaries has the power and authority as a limited liability company to own, lease and operate its properties and to conduct its business as described in the General Disclosure Package and the Prospectus and the Incorporated Documents; each of RITN1 and RITN2 is, based solely on certificates from public officials, qualified to do business in and is in good standing in the State of Tennessee; RICS1 is, based solely on certificates from public officials, qualified to do business in and is in good standing in the State of Louisiana; and to the best of our knowledge, all of the issued and outstanding limited liability company interests of each of the LLC Subsidiaries are owned by the Company directly or through subsidiaries, free and clear of any security interest, mortgage, pledge, lien, encumbrance or claim.

5.             The issuance of the Securities is not subject, to the best of our knowledge, to preemptive or other similar rights arising under any agreement or instrument to which the Company or any of its subsidiaries is a party.

6.             None of the outstanding shares of Common Stock or preferred stock of the Company was issued, to the best of our knowledge, in violation of preemptive rights or other similar rights arising under any agreement or instrument to which the Company or any of its subsidiaries is a party.

7.             The Registration Statement has become effective under the 1933 Act.  Based, with your consent, solely on a telephonic confirmation by a member of the Staff of the Commission on the business day immediately preceding the date of this opinion, no stop order suspending the effectiveness of the Registration Statement has been issued under the 1933 Act and no proceedings therefor have been initiated by the Commission.  To the best of our knowledge, the Statutory Prospectus and the Prospectus have each been filed pursuant to Rule 424(b) under the 1933 Act in the manner and within the time period required by Rule 424(b) (without reference to Rule 424(b)(8)) and any required filing of each Issuer Free Writing Prospectus, if any, pursuant to Rule 433 has been made in the manner and within the time period required by Rule 433(d).

8.             The Registration Statement and any amendments thereto, as of their respective effective dates, and the Prospectus and any amendments or supplements thereto, as of their respective issue dates, each appeared on its face to be appropriately responsive in all material respects to the requirements of Form S-3 under the 1933 Act and the 1933 Act Regulations, it being understood, however, that we express no opinion with respect to Regulation S-T, any Statement of Eligibility on Form T-1 (a “Form T-1”) or the financial statements, schedules or other financial data included in, incorporated by reference in, or omitted from the Registration Statement or any amendment thereto or the Prospectus or any amendment or supplement thereto.

9.             The Incorporated Documents, when they were filed with the Commission, appeared on their face to be appropriately responsive in all material respects to the applicable requirements of the 1934 Act and the 1934 Act Regulations for reports on Form 8-A, Form 10-K, 10-Q and 8-K, and proxy statements under Regulation 14A, as the case may be; it being understood, however, that we express no opinion with respect to Regulation S-T, any Form T-1 or the financial statements, schedules, and other financial data included in, incorporated by reference in, or omitted from, the Incorporated Documents.

10.           The information in the preliminary Prospectus Supplement dated November 29, 2006 and the final Prospectus Supplement dated November 30, 2006 under the caption “United States Federal Income Tax Considerations for Holders of Our Common Stock” and in the Base Prospectus dated April 12, 2006 under the caption “United States Federal Income Tax Considerations Related to Our REIT Election” and the information in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2005 under the captions “Risk Factors—If we fail to qualify as a real estate investment trust, the amount of dividends we are able to pay would decrease, which could adversely affect the market price of our capital stock and could adversely affect the value of our debt securities” and “Risk Factors—Distribution requirements imposed by law limit our flexibility,” insofar as that information purports to summarize certain provisions of the statutes or regulations referred to therein, accurately summarizes that information in all material respects.

11.           No authorization, approval, consent or order of any court or governmental authority is required to be obtained by the Company on or prior to the date of this opinion under any federal or California state statute, rule or regulation applicable to the Company that has not been obtained in connection with the execution or delivery of the Purchase Agreement or for the issuance or sale of the Securities by the Company to the Underwriters pursuant to the Purchase Agreement.

12.           The execution, delivery and performance on or prior to the date hereof of the Purchase Agreement and the Articles Supplementary by the Company (including the issuance and sale of the Securities to the Underwriters pursuant to the Purchase Agreement and the use of the proceeds from the sale of the Securities as described in the preliminary Prospectus Supplement dated November 29, 2006 and the final Prospectus Supplement dated November 30, 2006 under the caption “Use of Proceeds”) do not and will not, whether with or without the giving of notice or lapse of time or both, constitute a breach or violation of, or default or Repayment Event under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any of its subsidiaries pursuant to, the Credit Agreement, dated as of June 17, 2005, among the Company, the banks named therein, Wells Fargo Bank, National Association, as Administrative Agent and co-lead Arranger, Bank of New York, as Documentation Agent and co-lead Arranger, Bank of America, N.A. and Wachovia Bank, National Association, as co-Syndication Agents, and AmSouth Bank, U.S. Bank National Association, Bank of Montreal and Chevy Chase Bank, FSB, as amended by the First Amendment to Credit Agreement, dated as of October 16, 2006 (as amended, the “Acquisition Credit Agreement”), the indenture dated as of May 6, 1997 between the Company and The Bank of New York Trust Company, N.A., as successor trustee (the “Trustee”) to BONY (as amended and supplemented by the First Supplemental Indenture dated as of May 28, 1997 (as so amended and supplemented, the “1997 Indenture”)), the indenture dated as of October 28, 1998 between the Company and the Trustee, as successor trustee to BONY (the “1998 Indenture”), or any securities outstanding under the 1997 Indenture or the 1998 Indenture as of the date of this opinion, nor to the best of our knowledge, any applicable provision of any federal or State of California law, statute, administrative regulation or any administrative or court decree applicable to the Company.

13.           With your consent, based as to factual matters solely on a certificate of an officer of the Company, the Company is not, and immediately after giving effect to the sale of the

Securities in accordance with the Purchase Agreement and the application of the net proceeds therefrom as described in the preliminary Prospectus Supplement dated November 29, 2006 and the final Prospectus Supplement dated November 30, 2006 under the caption “Use of Proceeds,” will not be required to be registered as an “investment company” within the meaning of the 1940 Act, as amended.

14.           Commencing with the Company’s taxable year ended December 31, 1994, the Company has been organized and has operated in conformity with the requirements for qualification and taxation as a real estate investment trust under the Internal Revenue Code of 1986, as amended (the “Code”), and its proposed method of operation will enable the Company to continue to meet the requirements for qualification and taxation as a real estate investment trust under the Code.

In addition, Latham & Watkins LLP will provide a letter addressed to the Underwriters, dated as of the Closing Time, and in form and substance satisfactory to counsel for the Underwriters, to the effect that no facts have come to their attention that have caused them to believe that:

(a)           the Registration Statement or any amendment thereto, at the respective times they first became effective, in each case together with the Incorporated Documents at those respective times, contained an untrue statement of a material fact or omitted (excepting the Rule 430B Information permitted to be omitted from the Registration Statement at such time) to state a material fact required to be stated therein or necessary to make the statements therein not misleading, or

(b)           the Registration Statement, as amended (if applicable), at each “new effective date” with respect to the Underwriters pursuant to Rule 430B(f)(2) of the 1933 Act Regulations, including the Rule 430B Information (together with the Incorporated Documents at that time), contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, or

(c)           the General Disclosure Package, as of the Applicable Time (together with the Incorporated Documents at that time), contained an untrue statement of a material fact or omitted to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, or

(d)           the Prospectus or any amendment or supplement thereto, as of the date of the Prospectus Supplement dated November 30, 2006, as of the date of any amendment or supplement thereto, or as of the date of such opinion (in each case together with the Incorporated Documents as of those respective dates), contained or contains an untrue statement of a material fact or omitted or omits to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading;

it being understood that such counsel shall express no belief with respect to (A) the financial statements, schedules or other financial data included or incorporated by reference in, or omitted from, the Registration Statement or any amendment thereto, the Prospectus or any amendment or supplement thereto, the General Disclosure Package or the Incorporated Documents or (B) any Form T-1.  Such counsel may state that in such letter that, in the course of acting as special counsel to the Company in connection with the preparation by the Company of the Registration Statement, any amendments thereto, the Prospectus and any amendments or supplements thereto and the General Disclosure Package, such counsel reviewed the Registration Statement, any amendments thereto, the Prospectus, any amendments or supplements thereto, the General Disclosure Package and the Incorporated Documents, and participated in conferences and telephone conversations with officers and other representatives of the Company, the independent public accountants for the Company, representatives of the Underwriters and their counsel, during which conferences and conversations the contents of the Registration Statement, any amendments thereto, the Prospectus and any amendments or supplements thereto and the General Disclosure Package (in each case including portions of the Incorporated Documents) and related matters were discussed and, further, that such counsel has reviewed and relied upon certain corporate records and documents, letters from counsel and accountants, and oral and written statements of officers and other representatives of the Company and others as to the existence and consequence of certain factual and other matters.  The reports and proxy and registration statements filed by the Company with the Commission and, in each case giving effect to Rule 412 under the 1933 Act, incorporated in the Registration Statement, the Statutory Prospectus, or the Prospectus by reference, are herein called the “Incorporated Documents.”

In rendering such opinions, such counsel may rely insofar as such opinion involves factual matters, to the extent they deem proper, on certificates of responsible officers of the Company and public officials.  Such opinion shall not state that it is to be governed or qualified by, or that it is otherwise subject to, any treatise, written policy or other document relating to legal opinions, including, without limitation, the Legal Opinion Accord of the ABA Section of Business Law (1991).  Such opinion shall state that, insofar as it concerns the Articles Supplementary, such counsel has assumed that the Articles Supplementary are governed by the laws of the State of California.

The matters set forth in paragraphs 10 and 14 above (collectively, the “Tax Opinions”) may be covered in one or more separate legal opinions, which may be subject to such assumptions, limitations and qualifications as shall be satisfactory to counsel for the Underwriters.  In particular, the Tax Opinions may be conditioned upon certain representations made by the Company as to factual matters through a certificate of an officer of the Company (the “Officer’s Certificate”).  In rendering the Tax Opinions, Latham & Watkins LLP may assume the accuracy of an opinion of Venable LLP, special Maryland counsel to the Company, with respect to the enforceability of the stock ownership limits set forth in the Company’s charter, so long as such opinion of special Maryland counsel (i) is dated the same date as such opinion of Latham & Watkins LLP, (ii) is addressed to the Representatives and the Underwriters or contains a statement to the effect that the Representatives and the Underwriters may rely upon such opinion as if it were addressed to them and (iii) is otherwise in form and substance satisfactory to counsel for the Underwriters, and a copy of such opinion of special Maryland counsel is delivered to the Representatives together with such opinion of Latham & Watkins LLP.  In addition, the Tax Opinions may be based upon the factual representations of the Company concerning its business and properties as set forth in the Registration Statement and Prospectus.  The Tax Opinions may state that they relate only to the federal income tax laws of the United States and such counsel need not express any opinion with respect to the applicability thereto, or the effect thereon, of other federal laws, the laws of any state or other jurisdiction or as to any matters of municipal law or the laws of any other local agencies within any state. The Tax Opinions may state that they are based on various statutory provisions, regulations promulgated thereunder and interpretations thereof by the Internal Revenue Service and the courts having jurisdiction over such matters, all of which are subject to change either prospectively or retroactively, that any such change may affect the conclusions stated therein, and that any variation or difference in the facts from those set forth in the Registration Statement, the Prospectus or the Officer’s Certificate may affect the conclusions stated therein.  Moreover, the Tax Opinions may state that the Company’s qualification and taxation as a real estate investment trust depends upon the Company’s ability to meet the various qualification tests imposed under the Code, including through actual annual operating results, asset composition, distribution levels and diversity of stock ownership, the results of which have not been and will not be reviewed by such counsel, and, accordingly, no assurance can be given that the actual results of the Company’s operation for any one taxable year will satisfy such requirements.

Exhibit B

FORM OF OPINION OF MICHAEL R. PFEIFFER
TO BE DELIVERED PURSUANT TO SECTION 5(b)

1.             The Company is duly qualified as a foreign corporation to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure so to qualify or to be in good standing would not have a Material Adverse Effect.

2.             Realty Income Texas Properties, L.P. is not required to qualify as a foreign partnership to transact business in any jurisdiction other than the State of Texas and is not required to be in good standing in any jurisdiction other than the States of Delaware and Texas; Realty Income Texas Properties, Inc. is not required to qualify as a foreign corporation to transact business in any jurisdiction and is not required to be in good standing in any jurisdiction other than the State of Delaware; Crest Net Lease, Inc. is duly qualified as a foreign corporation to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure to so qualify or be in good standing would not result in a Material Adverse Effect; each of CrestNet 1, RIGA1, RITN1, RITN2, RICS1, RICS2 and RICS3 is duly qualified as a foreign limited liability company to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure to so qualify or be in good standing would not result in a Material Adverse Effect.

3.             The information in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2005 under “Risk Factors—As a property owner, we may be subject to unknown environmental liabilities” and “Legal Proceedings,” to the extent that it constitutes matters of law, summaries of legal matters, instruments or agreements or legal proceedings, or legal conclusions, has been reviewed by me and is correct in all material respects.

4.             To the best of my knowledge and information, there is not pending or threatened any action, suit, proceeding, inquiry or investigation to which the Company or any subsidiary is a party, or to which the property of the Company or any subsidiary is subject, before or brought by any court or governmental agency or authority, which could reasonably be expected to result in a Material Adverse Effect, or which could reasonably be expected to materially and adversely affect the properties or assets thereof or the consummation of the Purchase Agreement or the performance by the Company of its obligations under the Purchase Agreement, the Securities or the Articles Supplementary.

5.             All descriptions in the Prospectus of leases, contracts and other documents to which the Company or any subsidiary is a party are accurate in all material respects.

6.             To the best of my knowledge and information, there are no franchises, contracts, indentures, mortgages, loan agreements, notes, leases or other instruments required to be described in the Registration Statement or to be filed as exhibits thereto other than those

B-1

described therein or filed or incorporated by reference as exhibits thereto, and the descriptions thereof and references thereto are correct in all material respects.

7.             To the best of my knowledge and information, neither the Company nor any of its subsidiaries is in violation of its charter or bylaws, its partnership agreement, its declaration of trust or trust agreement, or its limited liability company agreement (or other similar agreement), as applicable, and no default by the Company or any of its subsidiaries exists in the due performance or observance of any material obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, loan agreement, note, lease or other agreement or instrument that is described or referred to in the Registration Statement, the General Disclosure Package or the Prospectus or filed or incorporated by reference as an exhibit to the Registration Statement.

8.             The execution, delivery and performance of the Purchase Agreement and the Articles Supplementary by the Company (including the issuance and sale of the Securities to the Underwriters pursuant to the Purchase Agreement and the use of the proceeds from the sale of the Securities as described in the preliminary Prospectus Supplement dated November 29, 2006 and the final Prospectus Supplement dated November 30, 2006 under the caption “Use of Proceeds”) and compliance by the Company with its obligations under the Purchase Agreement and the Articles Supplementary will not, whether with or without the giving of notice or lapse of time or both, constitute a breach or violation of, or default or Repayment Event under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any of its subsidiaries pursuant to, any contract, indenture, mortgage, deed of trust, loan or credit agreement, note, lease or any other agreement or instrument, known to me, to which the Company or any of its subsidiaries is a party or by which it or any of them may be bound or to which any of the property or assets of the Company or any of its subsidiaries is subject, except for such breaches, violations or defaults or liens, charges or encumbrances that, individually or in the aggregate, would not have a Material Adverse Effect, nor will such action result in any violation of the provisions of the charter or bylaws of the Company or the partnership agreement, declaration of trust or trust agreement, limited liability company agreement (or other similar agreement) or charter or bylaws, as the case may be, of any of its subsidiaries, or, to the best of my knowledge and information, any applicable provision of any law, statute or administrative regulation of the State of California, or, to the best of my knowledge and information, any judgment, order, writ or decree of any government instrumentality or court, domestic or foreign, applicable to the Company or any of its subsidiaries or any of their respective properties, assets or operations.

In rendering such opinion, such counsel may rely as to matters of fact (but not as to legal conclusions), to the extent he deems proper, on certificates of responsible officers of the Company and public officials.  Such opinion shall not state that it is to be governed or qualified by, or that it is otherwise subject to, any treatise, written policy or other document relating to legal opinions, including, without limitation, the Legal Opinion Accord of the ABA Section of Business Law (1991).  Such opinion shall state that, insofar as it concerns the Articles Supplementary, such counsel has assumed that the Articles Supplementary are governed by the laws of the State of California.

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Exhibit C

FORM OF OPINION OF VENABLE LLP
TO BE DELIVERED PURSUANT TO SECTION 5(b)

1.             The Company has been duly incorporated and is validly existing under and by virtue of the laws of the State of Maryland and is in good standing with the State Department of Assessments and Taxation of Maryland (the “SDAT”).  The Company has the corporate power to own, lease and operate its current properties and to conduct its business as described in its most recent Annual Report on Form 10-K under the captions “Item 1.—Business—The Company” and “Item 1.  Business—Properties,” and to enter into and perform its obligations under the Purchase Agreement.

2.             The authorized, issued and outstanding stock of the Company is as set forth in the line items “Preferred Stock and paid in capital” and “Common Stock and paid in capital” set forth in the consolidated balance sheet as of September 30, 2006 contained in the Company’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2006 (except for the issuance and sale of an aggregate of 6,900,000 shares of Common Stock pursuant to the purchase agreement dated October 18, 2006 among the Company and the representatives of the several underwriters named therein, except for subsequent issuances, if any, pursuant to the Purchase Agreement and except for subsequent issuances or forfeitures of Common Stock pursuant to employee benefit plans or the exercise of options referred to in the Statutory Prospectus and the Prospectus or the documents incorporated or deemed to be incorporated by reference therein).  The shares of the Company’s issued and outstanding Common Stock and Preferred Stock, par value $1.00 per share (collectively, the “Outstanding Shares”), have been duly authorized and validly issued and are fully paid and non-assessable, and none of the Outstanding Shares was issued in violation of preemptive rights arising under the Maryland General Corporation Law (the “MGCL”) or the charter or bylaws of the Company.

3.             The issuance and sale of the Securities to the Underwriters pursuant to the Purchase Agreement have been duly authorized by all necessary corporate action on the part of the Company and, when issued and delivered by the Company pursuant to the Purchase Agreement against payment of the purchase price therefor specified in the Purchase Agreement, the Securities will be validly issued, fully paid and non-assessable.

4.             The Articles Supplementary have been duly authorized by all necessary corporate action on the part of the Company.  The Articles Supplementary have been duly executed by the Company.  The preferences, rights, voting powers, restrictions, limitations as to dividends, qualifications and terms and conditions of redemption of the Securities are as set forth in the Articles Supplementary and none of such provisions is prohibited by the laws of the State of Maryland or conflicts with the Company’s charter or bylaws.

5.             The issuance of the Securities is not subject to preemptive rights arising under the MGCL or the charter or bylaws of the Company.

6.             The Purchase Agreement has been duly authorized by all necessary corporate action on the part of the Company.  The Purchase Agreement has been duly executed and, so far as is known to us, delivered by the Company.

7.             The form of certificate used to represent the Securities complies in all material respects with the applicable requirements of the MGCL and the charter and bylaws of the Company.

8.             We have reviewed the information in the Statutory Prospectus and the Prospectus under the captions “Prospectus Supplement Summary—The Offering,” “Description of Class E Preferred Stock,” “Description of Common Stock,” “General Description of Preferred Stock” and “Restrictions on Ownership and Transfers of Stock” and the information in the Company’s Forms 8-A filed on June 26, 1998, May 25, 1999, July 30, 1999, May 25, 2004 and •, 2006, and, in each case to the extent that such information constitutes summaries of matters of Maryland law or summaries of certain provisions of the Company’s charter (including, without limitation, the Articles Supplementary and the articles supplementary relating to the Class D Preferred Stock) or bylaws or other instruments or agreements governed by Maryland law, such information is correct in all material respects.

9.             No authorization, approval, consent or order of any Maryland state government authority or agency (other than as may be required under Maryland securities or blue sky laws) is required in connection with the due authorization, execution or delivery of the Purchase Agreement or for the execution of the Articles Supplementary or for the offering, issuance or sale of the Securities, except for the filing of the Articles Supplementary with, and acceptance thereof for record by, the SDAT (which filing has been made with and accepted for record by the SDAT in accordance with the MGCL).

10.           The execution, delivery and performance by the Company of the Purchase Agreement (including the issuance and sale of the Securities to the Underwriters and the use of the proceeds from the sale of the Securities as described in the preliminary Prospectus Supplement dated November 29, 2006 and the final Prospectus Supplement dated November 30, 2006 under the caption “Use of Proceeds”) and the execution and filing of the Articles Supplementary by the Company do not result in any violation of the charter or bylaws of the Company or, so far as is known to us, any applicable provision of any Maryland law, statute, administrative regulation or administrative or court decree applicable to the Company.

In rendering such opinion, such counsel shall state that each of Latham & Watkins LLP and Sidley Austin LLP, in rendering their opinions pursuant to the Purchase Agreement, may rely upon such opinion of special Maryland counsel as to all matters arising under or governed by the laws of the State of Maryland.  In addition, in rendering such opinion, such counsel may rely insofar as such opinion involves factual matters, to the extent they deem proper, on certificates of responsible officers of the Company and public officials.  Such opinion shall not state that it is to be governed or qualified by, or that it is otherwise subject to, any treatise, written policy or other document relating to legal opinions, including, without limitation, the Legal Opinion Accord of the ABA Section of Business Law (1991).  In the event that Latham & Watkins LLP, in rendering the Tax Opinions (as defined in Exhibit A to the Purchase Agreement), relies upon a separate opinion (the “Separate Opinion”) of such special Maryland counsel, such Separate

Opinion of special Maryland counsel shall also be addressed to the Representatives and the Underwriters or shall contain a statement to the effect the Representatives and the Underwriters may rely upon such opinion as if it were addressed to them and shall also comply with the other applicable requirements set forth in the last paragraph of Exhibit A to the Purchase Agreement.